UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGENUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	April 23, 2014

Time	5:00 P.M., Eastern Time

Place	Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421 or through a virtual web conference at www.virtualshareholdermeeting.com/Agenus2014

Webcast	Go to http://www.agenusbio.com/news/webcasts starting at 5:00 P.M., Eastern Time on April 23, 2014. The webcast will be archived on our website for at least thirty days after the date of the 2014 Annual Meeting of Stockholders.

Proposals	1. To elect Garo H. Armen, Ph.D., Tom Dechaene, and Shahzad Malik, M.D. as Class II directors, each for a term of three years expiring in 2017.

2.      To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to increase the number of shares of common stock authorized for issuance thereunder from 70,000,000 to 140,000,000.

3. To approve an amendment to our 2009 Equity Incentive Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 6,200,000 to 10,200,000.

4. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

6. To consider any other business as may properly come before the 2014 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on February 24, 2014.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2014 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

Virtual Meeting Option

If you are unable to attend the 2014 Annual Meeting of Stockholders in person, you may attend and participate in the meeting through a live, virtual web conference where you will be able to vote electronically and submit questions during the meeting at www.virtualshareholdermeeting.com/Agenus2014. Instructions on how to participate and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/Agenus2014.

It is important that your shares be represented at the 2014 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting, in person or through our virtual web conference, please complete your proxy and return it to us. If you attend the meeting and wish to vote in person or through our virtual web conference, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Karen Higgins Valentine, Secretary

March 10, 2014

Page
VOTING PROCEDURES	2
PROPOSAL 1—ELECTION OF DIRECTORS	7
OUR CORPORATE GOVERNANCE	11
COMPENSATION DISCUSSION AND ANALYSIS	17
COMPENSATION COMMITTEE REPORT	32
COMPENSATION OF EXECUTIVE OFFICERS	33
DIRECTOR COMPENSATION	43
OWNERSHIP OF OUR COMMON STOCK	45
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
EQUITY PLANS	48
PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 70,000,000 TO 140,000,000.	49
PROPOSAL 3—TO APPROVE AN AMENDMENT TO OUR 2009 EQUITY INCENTIVE PLAN (AS AMENDED) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 6,200,000 TO 10,200,000.	51
PROPOSAL 4—TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	58
PROPOSAL 5—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014	59
REPORT OF THE AUDIT AND FINANCE COMMITTEE	61
ADDITIONAL INFORMATION	62
APPENDIX A FOURTH AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
APPENDIX B AGENUS 2009 EQUITY INCENTIVE PLAN (AS AMENDED)	B-1
APPENDIX C THIRD AMENDMENT TO AGENUS 2009 EQUITY INCENTIVE PLAN	C-1

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts

Telephone: (781) 674-4400

PROXY STATEMENT

MARCH 10, 2014

This proxy statement contains information about the 2014 Annual Meeting of Stockholders of Agenus Inc. (the “2014 Annual Meeting”), including any postponements or adjournments of the meeting. The 2014 Annual Meeting will be held at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421 on April 23, 2014 at 5:00 P.M., Eastern Time. For your convenience, Agenus Inc. is also offering you the option to attend the 2014 Annual Meeting of Stockholders on the Internet through a virtual web conference available at www.virtualshareholdermeeting.com/Agenus2014.

In this proxy statement, we refer to Agenus Inc. as “Agenus,” “us”, “we” or the “Company.”

This proxy statement and solicitation is being made on behalf of the Board of Directors of Agenus Inc.

In accordance with the “e-proxy” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, we first sent a Notice of Internet Availability of Proxy Materials on or about March 10, 2014 and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2013 and a form of proxy) over the internet, beginning on March 10, 2014, to each stockholder entitled to vote at the 2014 Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2013 and a form of proxy) on or about March 14, 2014.

Our Annual Report on Form 10-K for the year ended December 31, 2013 is also available on the “Financial” section of our corporate website at http://www.agenusbio.com/finance/sec-filings and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421. No material on our website is part of this proxy statement.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or by attending in person or on the Internet through our virtual web conference at the 2014 Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, through our virtual web conference or in person at the 2014 Annual Meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on February 24, 2014, the record date, entitles you to one vote on each matter to be voted upon at the 2014 Annual Meeting. On the record date, there were 62,173,299 shares of Agenus common stock issued, outstanding, and entitled to vote.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke the election and request a full set of printed proxy materials.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record.” The Notice was sent directly to you by our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), on behalf of Agenus.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.”

How do I vote?

If your shares are registered directly in your name, you may vote:

•      Over the internet. Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on April 22, 2014.

•      By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on April 22, 2014.

•      By mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•      Through our virtual web conference. If you wish to attend the meeting through our virtual web conference, instructions on how to participate and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/Agenus2014. Stockholders attending the meeting through our virtual web conference may vote during the meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/Agenus2014.

•      In person at the 2014 Annual Meeting. If you attend the 2014 Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are registered in “street name,” you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2014 Annual Meeting. To do this, you must do one of the following:

•      Vote over the internet as instructed above. Only your latest internet vote is counted.

•      Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•      Sign a new proxy card and submit it as instructed above.

•      Attend the 2014 Annual Meeting and vote in person or through our virtual web conference. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote in person at the 2014 Annual Meeting if you deliver a valid and completed proxy card as described in the answer to the “How do I vote?” question above. You may also vote through a virtual web conference at the 2014 Annual Meeting of Stockholders if you follow the instructions on how to vote and demonstrate proof of stock ownership available at www.virtualshareholdermeeting.com/Agenus2014.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote at the 2014 Annual Meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. Proposal 2 (to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance) and Proposal 5 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) are the only proposals that are considered routine matters for this purpose. Your brokerage firm cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving them your proxy. This ensures your shares will be voted at the 2014 Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2014 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2014 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, the 2014 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect three Class II directors for a term of three years.

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. If your shares are held by your broker in “street name” and if you do not vote your shares or instruct your broker how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” are not counted for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to increase the number of shares of common stock authorized for issuance thereunder from 70,000,000 to 140,000,000.

To approve Proposal 2, stockholders holding a majority of the outstanding shares of Agenus common stock entitled to vote at the 2014 Annual Meeting must vote FOR Proposal 2. If your shares are held by your broker in “street name,” and you do not vote your shares, we believe your brokerage firm has authority to vote your unvoted shares on Proposal 2. If the broker does not vote your unvoted shares, this will have the same effect as a vote against the proposal. Abstentions will also have the same effect as a vote against the proposal.

Proposal 3—To approve an amendment to our 2009 Equity Incentive Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 6,200,000 to 10,200,000.

To approve Proposal 3, stockholders holding a majority of the shares of Agenus common stock present or represented by proxy at the 2014 Annual Meeting and voting on the matter must vote FOR Proposal 3. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

Proposal 4— To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

To approve Proposal 4, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2014 Annual Meeting and voting on the matter must vote FOR Proposal 4. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

Proposal 5— To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

To approve Proposal 5, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 5. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares on Proposal 5. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•      FOR Proposal 1—To elect the nominated Class II directors, each for a term of three years.

•      FOR Proposal 2— To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to increase the number of shares of common stock authorized for issuance thereunder from 70,000,000 to 140,000,000.

•      FOR Proposal 3—To approve an amendment to our 2009 Equity Incentive Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 6,200,000 to 10,200,000.

•      FOR Proposal 4— To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

•      FOR Proposal 5— To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Are there other matters to be voted on at the 2014 Annual Meeting?	We do not know of any other matters that may come before the 2014 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2014 Annual Meeting?	We will report the voting results in a Form 8-K within four business days after the end of the 2014 Annual Meeting.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2013 are available on our website at http://www.agenusbio.com/finance/sec-filings. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail.

If your shares are registered directly in your name, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. You can also choose to view future proxy statements and annual reports over the internet, you will receive a notice in the mail next year with instructions containing the internet address to access those documents. Your election to receive proxy materials by email will remain in effect until you revoke the election and request a full set of printed proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

If your shares are held in “street name,” you should check the information provided by your broker, bank, or other nominee for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class II directors. Each nominee currently serves as a Class II director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently is fixed at seven members and consists of seven members. Two current members are Class I directors, with a term expiring at the 2016 Annual Meeting of Stockholders. Three current members are Class II directors, with terms expiring at the 2014 Annual Meeting. Two current members are Class III directors, with terms expiring at the 2015 Annual Meeting of Stockholders. The Board has nominated Garo H. Armen, Ph.D., Tom Dechaene, and Shahzad Malik, M.D., each of whom is a current Class II director, for re-election to a term expiring at the 2017 Annual Meeting of Stockholders.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your vote is requested in favor of Garo H. Armen, Ph.D., Tom Dechaene, and Shahzad Malik, M.D., the nominees listed below, as Class II directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominees for directors.

Below are the names and certain information about each member of the Board, including the nominees for election as Class II directors:

CLASS I DIRECTORS—TERMS TO EXPIRE IN 2016

Brian Corvese Age: 56 President and Founder of Vencor Capital Director since 2007 (a) Audit and Finance Committee (Chair) (b) Compensation Committee	Mr. Corvese is President and Founder of Vencor Capital, a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 25 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

Timothy R. Wright

Age: 56

Director Drug Development,

The Ohio State University

Comprehensive Cancer

Center

Director since 2006, Lead

Director since 2009

(a) Compensation Committee

(b) Corporate Governance

and Nominating Committee

(Chair)

(c) Audit and Finance

Committee

(d) Business & Development

Advisory Committee

Mr. Wright is the founder and head of The Ohio State University Comprehensive Cancer Center Drug Development Institute, a position he has held since September 2011. From July 2011 to July 2012, Mr. Wright served as Chairman, Interim CEO, and a member of the Board of Directors of Curaxis Pharmaceuticals Corporation, a research based company dedicated to finding cures for age-related diseases, including Alzheimer’s disease and cancer. Prior to Mr. Wright’s tenure at Curaxis, the company had been experiencing financial difficulties and, as a result, Curaxis filed for Chapter 11 in July 2012. Prior to that, Mr. Wright served as President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien. Covidien is an $11 billion global leader in medical devices and supplies, diagnostic imaging agents, pharmaceuticals, and other healthcare products. Mr. Wright brings to our Board over 28 years of global pharmaceutical industry experience in general management, product development, and commercialization as well as business restructuring and transaction experience. Beginning in April 2004, Mr. Wright was interim CEO, President and a member of the Board of Directors of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Upon the sale of AAI Pharma’s pharmaceutical assets to Xanodyne Pharmaceuticals Inc., Mr. Wright transitioned to Chief Operating Officer at Xanodyne Pharmaceuticals Inc., a role he maintained until May 2006. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Over his career, Mr. Wright has served on nine Boards of Directors, five in North America and four in Europe and Asia. Mr. Wright earned his bachelor’s degree from Ohio State University.

NOMINEES FOR CLASS II DIRECTORS—TERMS TO EXPIRE IN 2017

Garo H. Armen, Ph.D. Age: 61 Founder, Chairman, and Chief Executive Officer of Agenus Inc. Director since 1999 (a) Business & Development Advisory Committee (Chair)	Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., which he co-founded in 1994. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc which he helped restructure. Dr. Armen currently serves as non-executive Chairman of the Board of Directors of Protagenic Therapeutics, Inc., a privately held biotechnology company. Dr. Armen is also the founder and Chairman of the Children of Armenia Fund, a philanthropic organization established in 2000 that is dedicated to the positive development of the children and youth of rural Armenia. He holds a Ph.D. degree in physical organic chemistry from the City University of New York.

Tom Dechaene

Age: 54

Advisor to

Telecommunications, Media

and High Technology

Industries

Director since 1999,

Lead Director 2006-2009

(a) Audit and Finance

Committee

(b) Corporate Governance

and Nominating Committee

Mr. Dechaene is an advisor to various TMT (telecom, media and technology) and life sciences companies. Mr. Dechaene serves on the boards of KBC Group, a financial group listed on the NYSE Euronext, and Bourn Hall International Ltd, a private provider of IVF services in India and the MENA region. Between 2007 and 2012 Mr. Dechaene was an independent director of Transics N.V., a company listed on NYSE Euronext. Mr. Dechaene was a director of Telindus NV, listed on Euronext, from 2005 until its acquisition by Belgacom in 2006. Between 2006 and 2012 Mr. Dechaene was a director of the Telindus Foundation in the Netherlands. From 2000 to 2002, Mr. Dechaene was the Chief Financial Officer of SurfCast Inc., a software development company. He was with Deutsche Bank from 1991 through 1999, most recently as a director in the principal investments group within the equity capital markets division. Mr. Dechaene holds a law degree from the Central Exam Commission, Belgium, a master’s degree in applied economics from the University of Antwerp, and a master’s degree in business administration from INSEAD, France. Mr. Dechaene brings to our Board financial expertise, historical knowledge as a director of the Company, including as former lead director, and a breadth of international experiences.

Shahzad Malik, M.D. Age: 46 General Partner at Advent Venture Partners LLP Director since 2014	Dr. Malik is a General Partner at Advent Venture Partners, a position he has held since 1999. Dr. Malik brings to our Board historical knowledge of 4-Antibody’s operations, the business we acquired earlier this year, as well as broad experiences in the life sciences and medical industries. During his time with Advent, he has been actively involved with numerous investments in Europe and the United States in the biopharmaceutical and medical device arenas in a variety of therapeutic areas. A number of these companies that Advent invested in are now publicly traded or have been acquired. Prior to joining Advent, Dr. Malik spent six years practicing medicine before joining the London office of management consultants McKinsey & Company. While there he served international clients in the Healthcare and Investment Banking sectors. Dr. Malik holds an M.A. from Oxford University and a M.D. from Cambridge University. He subsequently specialized in interventional cardiology while also pursuing research interests in heart muscle disorders both in the clinic and basic science laboratory.

CLASS III DIRECTORS—TERMS TO EXPIRE IN 2015

Wadih Jordan Age: 79 President, NearEast Enterprise Director since 2003 (a) Compensation Committee (Chair)	Mr. Jordan is President of NearEast Enterprise, a company that markets pharmaceuticals in Near East markets, including Lebanon, Turkey, Saudi Arabia, Egypt, and the Gulf countries. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993, Mr. Jordan served as a Managing Director within Cyanamid International. Since December 2003, Mr. Jordan has been a trustee of the Board of Directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University. Mr. Jordan brings to our Board years of expertise in both the biotechnology/pharmaceutical and international arenas.

Shalini Sharp Age: 39 Chief Financial Officer and Senior Vice President, Finance of Ultragenyx Pharmaceutical Director since 2012 (a) Business & Development Advisory Committee	Ms. Sharp is Chief Financial Officer and Senior Vice President, Finance of Ultragenyx Pharmaceutical. Ms. Sharp served as Vice President and Chief Financial Officer of Agenus from 2006 to 2012, and was most recently appointed a member of the Board effective May 11, 2012. She joined Agenus in 2003 and held increasing roles of responsibility spanning strategic planning, corporate development, investor relations, corporate finance and business development activities. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals from 1998 to 2003, including serving as chief of staff to the Chairman of the Board of Directors during that company’s restructuring. With many years of industry experience, Ms. Sharp has spearheaded numerous financing and business development transactions that have been critical to the success of Agenus and Elan. Prior to Elan, Ms. Sharp was a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp holds both a bachelor’s degree and a master’s degree in business administration from Harvard University. Ms. Sharp brings to our Board over a decade of institutional knowledge of Agenus as well as her expertise in the biotechnology and banking industries.

Vote Required

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and “broker non-votes” are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares or instruct your broker how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR each of the nominees for Director.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Agenus to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and to continually working to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board

The Board monitors overall corporate performance, the integrity of our financial controls, risk management, and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by the Company on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and both the Corporate Governance and Nominating Committee and the Audit and Finance Committee receive an annual report from the Company’s Chief Compliance Officer outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage excessive risk taking by our executives.

We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Timothy R. Wright, our Lead Director, engages with each new Board member to introduce each new member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors Handbook that provides them with a summary of these practices and policies.

In 2013, the Board met nine times, and acted by written consent once. During 2013, each of our directors, except for Mr. Jordan, attended at least 75% of (i) the total number of meetings of the Board held during the period during which the director served, and (ii) all meetings of committees of the Board on which the director served during the periods the director served. In 2013, all of our Board members, except for Mr. Jordan, attended our 2013 annual meeting of stockholders. We expect our Board members to attend the 2014 Annual Meeting either in person or through our virtual web conference. Mr. Jordan attended more than 75% of meetings of our Board and attended 66% of meetings of the Compensation Committee. His inability to attend certain meetings of the Compensation Committee and the 2013 annual meeting of stockholders was the result of family obligations overseas that were unavoidable.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews these Governance Guidelines from time to time, as needed. The Governance Guidelines are posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Agenus. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board originally adopted our Code of Business Conduct and Ethics (the “Code of Ethics”) in 2003. The Board reviewed, revised, and updated the Code of Ethics most recently in December 2012. The Code of Ethics applies to all members of the Board and all employees of Agenus, including our Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer or controller, or persons performing similar functions. Among other matters, our Code of Ethics prohibits the members of the Board and all employees of Agenus from buying or selling our securities while in possession of material, non-public information about the Company. Our Code of Ethics is posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our Code of Ethics. Stockholders may request a free copy of our Code of Ethics by writing to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, MA 02421.

Independence of Directors

Our Governance Guidelines provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Corvese, Mr. Dechaene, Mr. Jordan, Dr. Malik, and Mr. Wright are currently independent directors. Dr. Armen is currently not an independent director because he is employed as Chief Executive Officer. Ms. Sharp is also currently not independent due to her employment history with the Company. We anticipate that Ms. Sharp will be deemed an independent director as of May 11, 2015. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us. In particular, with respect to Mr. Corvese, the Board considered the facts that (i) Antigenics Inc. entered into a non-exclusive license agreement for QS-21Stimulon® with VaxLogic, Inc., a wholly owned subsidiary of Pharmlogic Inc., and (ii) Mr. Corvese’s brother is the Chief Executive Officer of Pharmlogic Inc.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present immediately prior to regularly scheduled Board meetings. Four such meetings were held during 2013.

Leadership Structure of the Board

Mr. Wright, an independent director, serves as the Lead Director of the Board and as Chair of the Corporate Governance and Nominating Committee. Mr. Wright also serves on the Compensation Committee, the Audit and

Finance Committee and the Business & Development Advisory Committee. In addition to the duties of all directors, the specific responsibilities of the Lead Director include: (i) acting as chair of the Corporate Governance and Nominating Committee; (ii) developing the agenda for and presiding over all executive sessions of the independent directors; (iii) acting as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raising at any meeting of the Board items that are not appropriately or best put forward by the Chief Executive Officer; and (iv) communicating to the Chief Executive Officer the independent directors’ annual evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer serves as the Chairman of the Board. We believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the Company’s industry, while the Chief Executive Officer brings Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined lead director role (as described above);

•	executive sessions of the independent directors held prior to quarterly board meetings; and

•	an annual performance evaluation of the Chairman/Chief Executive Officer by the independent directors.

While there may be circumstances in the future that would lead the Company to separate the offices of Chairman and Chief Executive Officer, we do not believe this is currently necessary due to the nature and size of the operations for our early-stage biotechnology company, the overall independence of the Board from management, and the strength of the Lead Director’s role on the Board.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Business & Development Advisory Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members: Brian Corvese, Chair Tom Dechaene Timothy R. Wright	Meetings in 2013: 8

The Audit and Finance Committee consists entirely of independent directors within the meaning of the NASDAQ stock market listing standards and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Board has determined that Mr. Corvese, Chair of the Committee, and Mr. Dechaene each qualify as audit committee financial experts. For a description of Mr. Corvese and Mr. Dechaene’s relevant experiences that qualify them as audit committee financial experts, please see their biographies on page 7 and page 9. During the entirety of 2013, the Audit and Finance Committee consisted of Mr. Corvese (Chair), Mr. Dechaene, and Mr. Wright. The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm, without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviews the Code of Ethics annually, and periodically meets with our Chief Compliance Officer. The committee conducts a meeting each quarter to review the consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Audit and Finance Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement. Please also see the Report of the Audit and Finance Committee on page 61.

Compensation Committee

Members: Wadih Jordan, Chair Brian Corvese Timothy R. Wright	Meetings in 2013: 6

The Compensation Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. During the entirety of 2013, Mr. Jordan, Mr. Corvese and Mr. Wright were members of the Compensation Committee. The committee’s primary responsibilities are to address our executive officers’ and key employees’ development, retention, and performance and to oversee compensation and benefit matters. It reviews and approves compensation policies for Agenus to ensure that our compensation strategy supports organizational objectives and stockholder interests and does not create incentives for inappropriate risk-taking. The committee determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of all other executive officers and certain key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans and any director compensation plans.

The Compensation Committee considers appropriate companies for compensation comparison purposes and retained two outside compensation consultants in 2013, Oyster Pond Associates and Independent Stock Plan Advisors, LLC (“ISP”), to provide market reference information for compensation and benefits. The committee has the authority to retain special legal, accounting, or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement. Please also see the Compensation Discussion and Analysis starting on page 17, and the accompanying Compensation Committee Report on page 32.

Corporate Governance and Nominating Committee

Members: Timothy R. Wright, Chair Tom Dechaene	Meetings in 2013: 4

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. During the entirety of 2013, the Corporate Governance and Nominating Committee consisted of Mr. Wright (Chair) and Mr. Dechaene. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, and issues of corporate public responsibility, and oversees the Company’s succession planning. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Ethics and meets periodically with our Chief Compliance Officer, including meeting, as needed, for a separate private session with the Chief Compliance Officer without other members of management present.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Agenus. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director. Mr. Wright did not participate in determination of his own nomination.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. When evaluating potential new Board appointments, the Corporate Governance and Nominating Committee considers these factors, but the Board believes that a flexible evaluation process allows the committee to make sound judgments based on the needs of the organization and specific attributes of each candidate without a need for a formal policy on diversity. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no unaffiliated stockholder has ever recommended a director candidate. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been generally identified primarily through referrals and the executive network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. The committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attention: Lead Director c/o Chief Compliance Officer.

In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this by-law provision, see Additional Information on page 62 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attn: Lead Director c/o Chief Compliance Officer. You should indicate on your correspondence that you are an Agenus stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Lead Director. Inquiries regarding accounting, internal controls over financial reporting, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and inquiries involving matters governed by the Code of Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee and the Chief Compliance Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2013 were Mr. Jordan (Chair), Mr. Corvese, and Mr. Wright. No member of the Compensation Committee was at any time during 2013, or formerly, an officer or employee of Agenus or any subsidiary of Agenus. No executive officer of Agenus has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Agenus or member of our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” below, who are referred to throughout this proxy statement as our “named executive officers,” and the material factors relevant to an analysis of these policies and decisions.

Executive Summary

Our compensation program is designed to attract and retain the highest caliber talent, reward strong performance and align incentives with the creation of long-term stockholder value, taking into consideration the resource constraints currently faced by the Company. We believe that the short-term compensation of our named executive officers is positioned at approximately the 50th percentile of our compensation peer group, and that our long-term incentive programs are designed to preserve our cash resources, promote long-term decision-making and, through our equity programs, align reward with stock price appreciation.

In 2013, our overall performance exceeded our annual corporate goals in the aggregate, and these accomplishments were achieved under challenging circumstances, including limited financial and human resources, aggressive timelines, and third party competition. We believe that our incentive programs were funded in a manner consistent with our operating performance, our long-term objectives as a company, and our compensation philosophy.

As more specifically described below, during 2013 a large randomized NCI-sponsored Phase 2 study of Prophage in combination with Avastin in recurrent Glioblastoma Multiforme (“GBM”) was initiated, we generated positive data in newly diagnosed GBM, an important milestone was reached for QS-21 with the generation by GlaxoSmithKline (“GSK”) of positive Phase 3 results for its RTS,S malaria vaccine candidate, we completed our Phase 2 study of HerpV generating statistically significant top line results, we raised $26.5 million in equity financings and we paid off $39.0 million in convertible notes. In addition, we progressed towards the execution of a definitive agreement to acquire 4-Antibody AG, a privately held Swiss company, significantly expanding our pipeline in immune-oncology.

Compensation Philosophy

Our executive compensation and benefits program is designed to attract and retain the highest caliber executives and reward and motivate them to pursue our strategic opportunities while effectively managing the risks and challenges inherent to an early-stage biotechnology company. We have created a compensation package that combines short- and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to incent and reward our executives to achieve the following goals:

•	Build a creative and high performing team whose participants understand and share our business objectives and ethical and cultural values.

•	Demonstrate leadership and innovation in the identification, development, and commercialization of product candidates that fit our strategic objectives.

•

Effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of operations in order to maximize the value of each dollar deployed.

•	Identify and address our short- and long-term financing requirements in a highly strategic and creative manner, and deploy available funds for maximum benefit to our stockholders.

Our executive compensation strategy not only aims to be competitive in our industry, but also to be fair relative to other professionals within our organization. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives and is tied to the value we deliver to our stockholders. Our executives’ base salary, target annual bonus levels, and target annual long-term incentive award values are set at competitive levels. Executives have the opportunity to earn above-market pay only for above-market performance as measured against our peer group of companies (see “Competitive Market Review” for further information on our peer group).

We continually review our compensation approach in order to ensure our programs reward executives for achieving our goals and objectives in a manner consistent with other early-stage biotechnology companies. At the same time, in designing our compensation package we seek to reward executive decisions that align the Company’s goals and objectives with delivering positive stockholder returns. We evaluate and reward our executives based on their contribution to the achievement of short- and long-term goals and objectives and their ability to take advantage of unique opportunities and overcome difficult challenges within our business. We believe that our approach to setting goals and objectives, our mix of short-term and long-term incentives, and our evaluation of performance results assist us in managing any risk taking that may result from our compensation program and aligning our employees’ behavior with our overall business plan and the interests of our stockholders.

At the Company’s 2011 Annual Meeting of Stockholders, our stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) on the compensation of our executive officers as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 93.3% of the votes cast on that proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and this approach has not changed since the 2011 Annual Meeting of Stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our named executive officers. At our 2011 Annual Meeting of Stockholders, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Our stockholders approved a proposal to hold say-on-pay votes every three years. Accordingly, our Board adopted the policy to hold say-on-pay votes every three years until the next required “say-on-frequency” advisory vote, which will occur no later than our 2017 Annual Meeting of Stockholders. Proposal 4 at our 2014 Annual Meeting will provide stockholders with the opportunity to vote on the “say-on-pay” advisory resolution.

Competitive Market Review

The market for top tier executive talent is highly competitive. Our objective is to attract and retain a superior leadership team. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in and outside our geographic area and by other life science companies.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams, and the excellence of our scientists and management personnel.

In order to succeed in attracting highly talented executives, we continuously monitor market trends and draw upon surveys prepared by the Radford Surveys division of AON Hewitt, custom research developed by our compensation consultant, ISP and other nationally recognized surveys. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas.

Market References: How We Define Market and How We Use Market Compensation Data. Our Compensation Committee has engaged ISP as an independent compensation consultant to evaluate our total compensation program and compare it to levels in the market.

Defining the Market. For 2013, we used two market references to compare our executive total compensation practices and levels to those in the market:

1.	Radford Global Life Sciences Survey conducted by the Radford unit of AON Hewitt: A national survey of executive compensation levels and practices that covers approximately 1,300 positions in more than 560 life science organizations. We focus primarily on a predetermined subset of companies with between 50 and 149 employees.

2.	Proxy data derived from a select peer group of biotech companies of a similar size, market capitalization, development stage and therapeutic focus. The composition of this group is reassessed on an annual basis with guidance from ISP.

The twenty-five (25) companies currently included in our peer group are as follows: ARIAD Pharmaceuticals; ArQule, Inc.; Array BioPharma; AVEO Pharmaceuticals; BioCryst Pharmaceuticals; Cell Therapeutics; Curis, Inc.; Cytokinetics; Dyax; GTx, Inc.; Idera Pharmaceuticals; ImmunoGen, Inc.; Immunomedics, Inc.; Infinity Pharmaceuticals; Ligand Pharmaceuticals; Omeros; Pain Therapeutics; Peregrine Pharmaceuticals; Sangamo BioSciences; Sunesis Pharmaceuticals; Synta Pharmaceuticals; Trubion Pharmaceuticals; Vical, Inc.; Zalicus (formerly CombinatoRx, Inc.); and ZIOPHARM Oncology. Based on the recommendation of ISP, the Compensation Committee made no changes to this peer group in 2013.

Determining Market Levels and Specific Comparisons. We compare our practices and levels by each compensation component, by total annual compensation (including target annual incentive opportunity) and by total compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market reference by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance. We will continue to emphasize long-term equity incentives and performance-based incentive compensation delivered in the form of equity to maintain our competitive pay philosophy.

For 2013, the total compensation paid to the named executive officers generally fell between the 40th and 60th percentile of total compensation paid to executives holding equivalent positions in our peer group of companies. We believe that the total compensation was reasonable in the aggregate and under our financial circumstances. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

The competitive posture of our total annual compensation versus the market references will vary year to year based on Company and individual performance, as well as the performance of the peer group companies and their respective level of annual performance bonus awards made to their executives. We expect to continue targeting total annual direct compensation at approximately the 50th percentile, with an emphasis on performance-based variable compensation.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis, and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. For example, we expect that if we become a fully integrated commercial company, our executive compensation program, and in particular our Executive Incentive Plan, will focus more on quantitative performance metrics. Our Compensation Discussion and Analysis would, in the future, reflect these evolutionary changes.

Role of Our Compensation Committee

Our Compensation Committee approves, administers, and interprets our executive compensation and benefit policies, including awards that have been made under our 1999 Equity Incentive Plan (as amended) and under our 2009 Equity Incentive Plan, as amended to date (the “2009 Equity Incentive Plan”). Our Compensation Committee is appointed by our Board, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” for purposes of Rule 16b-3 under the 1934 Act. Our Compensation Committee is comprised of Mr. Jordan (Chair), Mr. Corvese and Mr. Wright.

Our Compensation Committee ensures that our executive compensation and benefit program is consistent with our compensation philosophy and our Governance Guidelines, and determines the executive compensation packages offered to our officers.

Executive Compensation Program

Components of our Compensation Program

Our performance-linked compensation program consists of the four components listed below:

1.	Short-term compensation

a.	Base salary

b.	Annual incentive bonuses

2.	Long-term incentives

3.	Benefits

4.	Severance compensation and termination protection

We have established a goal deployment program to set and refine Company strategic objectives, and to cascade those objectives throughout the organization, and to prioritize and operationalize the achievement of these objectives. To determine levels of overall executive compensation, the Compensation Committee balances individual, functional area, and company-wide goals and achievements. Each executive participates in establishing the objectives of our Company as a whole, and offers his or her views as to the goals of each other’s functional area, insofar as those goals impact the individual executive’s own functional area. We also ask our executives to provide feedback not only on their own performance and that of their particular area, but also of other functional areas and our entire organization. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management. Final goals and objectives are approved by the Board.

In 2013, our Company goals included:

•	Initiate NCI sponsored randomized Phase 2 study of Prophage G-200 product candidate in combination with Avastin for treatment of recurrent GBM.

•	Increase/preserve value of our QS-21 adjuvant franchise and optimize the potential positive impact of MAGE-A3 data generated by GSK.

•	Generate results on Phase 2 study of HerpV by end of 2013.

•	Pursue/select product candidates and research programs to enhance our pipeline to position us for future growth and diversification.

•	Seek partners for HerpV and Prophage series vaccines.

•	Strengthen the organization and culture. Invest in employee/organization development and selectively acquire new talent to close capability gaps.

•	Raise money sufficient to fund continuing operations, invest in our pipeline and manage our debt obligations.

Each year we evaluate the achievement of Company goals and objectives, functional area goals and individual executive performance. At the end of the year, we review final performance results versus our goals and objectives and begin discussions regarding goals and objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of an annual cash bonus and equity-based awards. Equity-based awards are used to align the interests of our executives with those of our stockholders and to promote a long-term performance perspective and progress toward achieving our long-term strategy. Our general philosophy is to emphasize equity over cash compensation and long over short term compensation.

Our senior executives’ total compensation may vary year to year based on Company and individual performance. Further, the value to our senior executives of equity awards will vary based on our stock price performance. The general structure of our compensation programs for executive officers is consistent with that of non-executive members of the Agenus management team. Perquisites are not a component of our compensation program, except that Dr. Armen receives car services which have not exceeded $16,000 a year in any of the preceding three years as noted below.

1. Short-term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary will typically be used to recognize the experience, skills, knowledge, and responsibilities required of each officer, as well as competitive market conditions.

a.	Base Salary: Base salaries for our executives are generally positioned at or around the 50th percentile versus our peer group (see “Competitive Market Review” for further information on the peer group). In establishing the base salaries of the executive officers, our Compensation Committee and management take into account a number of factors, including the executive’s seniority, position and functional role, and level of responsibility.

We also consider the following factors when determining base salary:

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For newly hired personnel, we consider the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Agenus. In addition, we consider the competitive market for corresponding positions within comparable companies of similar size and stage of development.

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For individuals newly promoted to a position, we also consider the competitive market and their prior salary and experience. Where these individuals may not have the same level of experience at the time of promotion as a counterpart hired from outside the Company, we may define a multi-step approach to bringing their salaries in line with targeted levels. Salary increases at each of these steps will be contingent on the continued good performance of the individual.

The base salary of our named executive group is reviewed on an annual basis, and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual financial constraints before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine base salary increases. There were no salary increases given to our executives in 2013. However, in January 2014, the Compensation Committee approved an 11% increase for Ms. Valentine to reward her for her performance in 2013 and to bring her base salary more in line with the competitive market.

b.	Annual Incentive Bonuses: Annual incentive bonuses for our executive officers are based on achievement of the Company’s goals and objectives as well as individual performance as outlined in our 2004 Executive Incentive Plan, as amended (the “Executive Incentive Plan”). An individual executive is eligible to receive an award ranging from 0-200% of his or her target bonus based on the Compensation Committee’s evaluation of the achievement of Company goals and objectives and such individual’s performance. The Company’s annual goals and objectives are set at the beginning of each fiscal year and are reviewed and approved by the Board. At the end of the fiscal year, our executive management prepares a report outlining the extent to which Company goals and objectives were achieved and presents that report to the Compensation Committee along with a recommendation on the percentage funding level for the executive officers’ target bonus awards. The Compensation Committee evaluates the report, along with any relevant supporting documentation and considers it in the context of any change in facts or circumstances that could have impacted goal attainment throughout the year. From time to time, the Compensation Committee may request supplemental information from management to support its evaluation. Based on this evaluation, as well as the Company’s available financial resources, the Compensation Committee determines the appropriate funding level for the executive officers’ target bonus payout. There is no quantifiable formula or weighting of goals. As a result, the Compensation Committee exercises discretion in establishing the funding level of the executive officers’ target bonus payout, taking into account the level of achievement of the Company goals as a whole. Once determined, the recommended bonus payout level is applied to each executive officer’s target bonus percentage to establish the individual target award. The Compensation Committee may exercise further discretion to adjust the actual bonus paid to the individual executive officer based on his or her individual performance that impacted the Company’s overall performance.

For the 2013 performance year, the target bonuses as a percentage of base salary for our named executive officers were as follows:

Target Bonus
Named Executive Officer
Dr. Armen	50%
Mr. Baysal	40%
Ms. Klaskin	30%
Ms. Valentine	30%
Ms. Wentworth	40%

For the 2013 performance year, the annual incentive awards granted to our executive officers and other members of key management were based on their target bonuses, which are based on competitive benchmarks, and the Committee’s assessment of overall Company performance. The Committee chose not to adjust individual awards except in the case of Ms. Valentine’s 2013 award as noted below. This approach was taken to acknowledge and reinforce the importance of teamwork in addressing the unique set of performance challenges facing the Company in this cycle, which included limited staff and resources and the need to optimize cross-functional cooperation.

In determining the annual incentive awards granted to our executive officers for the 2013 performance year, our Compensation Committee noted the following key accomplishments:

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Generated positive Phase 2 results for Prophage in the treatment of newly diagnosed GBM. Initiated a large, randomized Phase 2 study of Prophage in combination with Avastin® for the treatment of recurrent GBM with the full sponsorship and support of the National Cancer Institute (“NCI”) and the Alliance for Clinical Trials in Oncology (“Alliance”). The Alliance trial is the largest brain tumor vaccine trial ever funded by NCI and the largest vaccine study ever conducted with Avastin.

•	Received positive Phase 3 results for GlaxoSmithKline’s (“GSK”) RTS,S malaria vaccine candidate containing QS-21 Stimulon®. GSK has indicated their plan to file for approval in 2014.

•	Completed Phase 2 study of HerpV, generating statistically significant top line results.

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Took substantial steps towards the strategic acquisition of 4-Antibody, which has a platform for rapid discovery and optimization of fully-human antibodies, lead programs targeting six (6) immune checkpoint molecules and established relationships with the Ludwig Institute for Cancer Research and Memorial Sloan Kettering Cancer Center. The definitive agreement for this acquisition was signed in January 2014 and the acquisition closed in February 2014.

•	Advanced research and development programs for next generation adjuvants through our collaborative partners.

•	Eliminated $39.0 million in convertible notes.

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Raised $26.5 million through equity offerings. Closed year with $27.4 million in cash. Implemented a number of cost savings initiatives which reduced budgeted burn rate by $500,000 despite unplanned investments in strategic programs.

•	Closed critical capability gaps and recruited top talent into key positions. Retained 100% of the key management team and maintained overall turnover at less than 10%.

The incentive awards for 2013 performance for our named executive officers, with the exception of Ms. Valentine, were paid at 135% of target. In determining the 135% incentive award, our Compensation Committee gave weight to the fact that these accomplishments were made in a challenging economic environment in which the management team was under substantial resource constraints and that the accomplishments in 2013, especially the progress made towards the acquisition of 4-Antibody and the elimination of the convertible notes were critical in repositioning the Company for future growth and the creation of stockholder value. Ms. Valentine’s award for her 2013 performance was 185% of target. The Compensation Committee believed it was important to differentiate Ms. Valentine’s award to recognize her substantial contributions to the resolution of the convertible notes and her leadership in the diligence review, negotiation and execution of the 4-Antibody acquisition.

2. Long-term Incentives.

Our long-term incentives consist of stock options and restricted stock grants. Our stock options and restricted stock grants are designed to align management’s performance objectives with the interests of our stockholders because these awards only confer value on management as stockholder value is realized. Our Compensation Committee grants options and restricted stock to our executives to enable them to participate in long-term appreciation of our stockholder value, as well as to share the impact of any business setbacks, whether Company-specific or industry-based. Additionally, through each grant’s vesting schedule, stock options and restricted stock provide a means of encouraging the retention of key executives.

In June 2012, the Compensation Committee approved grants of restricted stock awards for Company executive officers and senior management team that vest only on the achievement of key milestones. These awards were based upon guidelines recommended by the Compensation Committee’s independent compensation consultant, Oyster Pond Associates. The weightings for these awards were based on the Compensation Committee’s judgment and its assessment of the strategic importance of the applicable milestone. The Compensation Committee believes these restricted stock awards enhance the pay-for-performance characteristics of its long-term incentive strategy and provides even closer alignment with stockholder interests as the awards vest upon achievement of strategically important milestones.

For the June 2012 performance based restricted stock grant, 50% of the shares vest on the achievement of any one of the following performance milestones and 100% of the shares vest on the achievement of any two of the following performance milestones:

•	Restructuring or conversion of the 2006 convertible notes,

•	Filing of a marketing application for first vaccine containing QS-21 Stimulon® adjuvant,

•	Timely completion of enrollment in Phase 2 study of HerpV, and

•	Completion of a major collaboration or acquisition that advances the development of our HSP product(s) or expands our product and/or technology portfolio.

Any portion of the grant not earned in that timeframe would be forfeited.

On June 13, 2013 the Compensation Committee vested 100% of the June 2012 grant based on (i) the timely completion and enrollment in the Company’s Phase 2 trial of HerpV and (ii) the restructuring of the Company’s 2006 convertible notes.

In June 2013, the Compensation Committee amended incentive awards granted to our executive officers during 2012 in order for those awards to be delivered in cash or a combination of cash and stock at the election of the executive officer. The Compensation Committee took this action because our executive officers were subject to a “no sell” policy prohibiting the sale of shares to cover mandatory tax obligations triggered at the time the shares vested. In addition, in June 2013, the Compensation Committee granted our executive officers a one-time cash bonus to cover the tax obligations on the vesting of the performance shares granted in 2012. The Compensation Committee took this action because of the “no sell” policy in place at the time the shares vested and, in their opinion, the executive team performed beyond expectations in the first half of 2013 as evidenced by the achievement of the performance milestones that triggered the vesting of the performance shares in less than twelve (12) months.

In September 2013, the Compensation Committee approved grants of stock options to the Company’s executive officers and the senior management team that vest only on the achievement of key milestones. These awards were based upon guidelines recommended by the Compensation Committee’s independent compensation consultant, ISP. The weightings for these awards were based on the Compensation Committee’s judgment and its assessment of the strategic importance of the applicable milestone. The Compensation Committee believes these stock options enhance the pay-for-performance characteristics of its long-term incentive strategy and provide even closer alignment with stockholder interests as the awards vest upon achievement of strategically important milestones.

For the September 2013 stock option grant, one-third of the options vest on the achievement of any of the following performance milestones, two-thirds of the shares vest on the achievement of any two of the following performance milestones and 100% of the shares vest on the achievement of any three of the following performance milestones:

•	Filing of a U.S. or European marketing application for a product containing QS-21 Stimulon.

•	FDA Granting of Breakthrough Therapy Designation for HSPCC-96 in GBM.

•	A successful readout on Phase 2a trial of HerpV as defined in the protocol.

•	Execution of an out licensing or collaboration agreement for a Prophage series product.

•	Execution of an out licensing or collaboration agreement for HerpV.

•	Completion of one (1) commercial, two (2) clinical, or five (5) pre-clinical in-license, asset acquisition or collaboration agreements.

•	Achievement of a market capitalization of $200 million or more for a period of thirty consecutive days.

The 2013 stock option grants have a term of three years. Any portion of the grant not earned in that timeframe will be forfeited.

In addition, in conjunction with a company-wide award following the closing of the 4-Antibody acquisition in February 2014, the Company awarded our executive officers options to acquire 1,146,700 shares of our common stock at an exercise price per share of $3.00, representing the fair market value of a share of our common stock on the date of the award. The options awarded vest in equal quarterly increments over a three-year period. The options were awarded subject to forfeiture in the event the Company does not receive stockholder approval of the increase in the number of shares authorized for issuance under the Amended and Restated Certificate of Incorporation (as amended) and the 2009 Equity Incentive Plan at the 2014 Annual Meeting.

Initial and Promotional Long-Term Incentive Grants:

The size of the initial long-term incentive grant made to executive officers upon joining the Company or to current employees being promoted to executive officer positions is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options and restricted stock awards owned by other executives in comparable positions within our Company and has, with the assistance of its independent compensation consultant, established long-term incentive guidelines for specified categories of executives. We believe this strategy is consistent with the approach of other early-stage companies in our industry and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long term.

Market Comparisons:

We use a number of methodologies to make external comparisons when we set the number of options and restricted shares to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant, determined using methods that are consistent with the guidance in Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”),

•	the face value of the grant by position,

•	the face value of the grant as a multiple of base salary,

•	the number of options and restricted shares granted by position,

•	the number of options and restricted shares, in total, granted, and still held, by position as a percentage of total shares granted and of total common shares outstanding, and

•	the proportion of exercisable to non-exercisable shares held, in total.

On a total Company basis, when it is appropriate, we analyze:

•	total annual equity burn rates,

•	total number of shares remaining in the approved pool under the 2009 Equity Incentive Plan, and

•	equity overhang.

We believe these comparisons provide important additional context for comparing the competitive level of our equity-based compensation practices versus the market.

Ultimately, awards to executive officers are driven by their performance over time, their ability to impact our results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions and organization levels in our peer companies. Equity awards are not granted automatically to our executives on an annual basis.

Directors, executive officers, and all other employees of our Company are required to sign our Company’s Policy Statement on Securities Trades. This policy prohibits trading on, or disclosing, material non-public information, and also establishes “black-out” periods for directors, officers, and certain other members of key management.

3. Benefits.

We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all employees:

•	Health and dental insurance,

•	Life insurance,

•	Short- and long-term disability,

•	401(k) plan, and

•	Employee Stock Purchase Plan.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

4. Severance Compensation and Termination Protection.

We have entered into employment and change of control arrangements with Dr. Armen, Ms. Valentine, and Ms. Wentworth. Mr. Baysal and Ms. Klaskin participate in our executive change of control plan. These arrangements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change of control of the Company or a termination without cause by us, each as is defined in the respective agreements or plan.

The employment and change of control arrangements and the executive change of control plan, as applicable, between our Company and our executive officers and the related severance compensation provisions are designed to meet the following objectives:

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Change of Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, a merger or sale of the Company may be in the best interests of our stockholders. We provide severance compensation if an executive officer is terminated as a result of a change of control transaction in order to maintain management continuity in the event a potential transaction is announced and to promote the ability of our executive officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

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Termination without Cause: If we terminate the employment of an executive officer who is party to an employment and change of control arrangement without cause, or the executive resigns due to a compensation reduction or, in the case of Dr. Armen, for other good reason as defined in the applicable agreement, we are obligated to continue to pay the base salary, bonus, and medical and dental benefits for a defined period, as well as to provide outplacement services. We believe this is appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering one year after termination and because we and the executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if we consider such a change to be in our and our stockholders’ best interests.

The payments provided under these arrangements are as follows:

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Change of Control: Upon a change of control, 50% of the executives’ unvested stock options and restricted shares immediately vest. If the executive is terminated other than for cause or resigns for good reason as a result of the change of control, the remaining 50% vests.

•	If Dr. Armen is terminated other than for cause or resigns for good reason upon a change of control, he is entitled to receive from the Company:

•	his base salary for a period of 24 months, bonus, and medical and dental benefits continuation,

•	outplacement services, and

•	a gross-up payment to cover any excise taxes required under Section 280G of the Code.

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Our other named executive officers, other than Mr. Baysal, are entitled to receive from the Company, 18 months base salary, bonus, and medical and dental benefits continuation, and outplacement services. Mr. Baysal is entitled to receive from the Company, 12 months base salary, bonus, and medical and dental benefits continuation, and outplacement services. In addition, Ms. Valentine and Ms. Wentworth are entitled to Section 280G gross-up payments under the same circumstances.

•	Termination without Cause:

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If we terminate Dr. Armen’s employment without cause or he resigns for good reason not involving a change of control, he is entitled to 18 months base salary, bonus, medical and dental benefits continuation, and outplacement services.

•	Ms. Wentworth and Ms. Valentine are entitled to 12 months base salary, bonus, medical and dental benefits continuation, and outplacement services under the same circumstances.

Executive employment and change of control arrangements are covered in greater detail in the section entitled “Potential Payments Upon Termination or Change of Control.”

Compensation Actions for our Named Executive Officers

Compensation actions for 2013 and 2014 reflect our management’s and our Compensation Committee’s assessments of performance relative to Company goals and objectives and individual performance objectives, and comparisons against market references described above.

Dr. Armen, our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation actions for our senior executives, including our named executive officers, but excluding him. Using the same criteria outlined above, our Compensation Committee works with the Vice President of Human Resources and Administration and ISP, the independent compensation consultant engaged by the Compensation Committee to determine the specific compensation actions for our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

Compensation Actions in 2013:

•	Base Salary: Our Compensation Committee made no change to Dr. Armen’s base salary for 2013. Dr. Armen continued to receive 32% of his base salary in unrestricted shares of common stock.

•	Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $428,505 to reward Dr. Armen for his performance in 2012. Dr. Armen’s bonus was reduced by $73,662 which was paid by the Company on behalf of Dr. Armen to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Dr. Armen 83,296 shares of unrestricted stock in lieu of cash valued at $354,843. The shares were to be granted on June 14, 2013, subject to stockholder approval of the increase in the number of shares authorized for issuance under the 2009 Equity Incentive Plan. On June 13, 2013 the Compensation Committee amended Dr. Armen’s 2012 bonus to include 57,541 unrestricted shares and $141,936 in cash. In addition, on June 13, 2013 the Compensation Committee granted Dr. Armen a one-time bonus of $108,951 to cover taxes due on vesting 2012 performance shares.

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Long-Term Incentives: In conjunction with a company-wide grant in June 2013, Dr. Armen was granted options to acquire 200,000 shares of our common stock at an exercise price per share of $3.61, representing the fair market value of a share of our common stock on the date of grant, and that vest in equal quarterly increments over a three-year period. In September 2013, Dr. Armen was granted an option to acquire 140,000 shares of our common stock at an exercise price per share of $2.72, representing the fair market value of a share of our common stock on the date of grant, and that vests based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2014:

•	Base Salary: Our Compensation Committee has made no change to Dr. Armen’s base salary for 2014. Dr. Armen continues to receive 32% of his base salary in unrestricted shares of common stock.

•	Annual Incentive Bonus: In February 2014, our Compensation Committee approved an annual incentive bonus of $330,561 to reward Dr. Armen for his performance in 2013.

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Long-Term Incentives: In conjunction with a company-wide award following the closing of the 4-Antibody acquisition in February 2014, Dr. Armen was awarded an option to acquire 500,000 shares of our common stock at an exercise price per share of $3.00, representing the fair market value of a share of our common stock on the date of the award, and that vests in equal quarterly increments over a three-year period. The option was awarded subject to forfeiture in the event we do not receive stockholder approval of the increase in the number of shares authorized for issuance under the Amended and Restated Certificate of Incorporation (as amended) and the 2009 Equity Incentive Plan at the 2014 Annual Meeting.

Christine M. Klaskin—Vice President, Finance

Compensation Actions in 2013:

•	Base Salary: Our Compensation Committee made no change to Ms. Klaskin’s base salary for 2013.

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Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $80,891 to reward Ms. Klaskin for her performance in 2012. Ms. Klaskin’s bonus was reduced by the $20,669 paid by the Company on behalf of Ms. Klaskin to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Ms. Klaskin 8,482 shares of unrestricted stock in lieu of cash valued at $36,134. The shares were to be granted on June 14, 2013 subject to stockholder approval of the increase in the number of shares authorized for issuance under the 2009 Equity Incentive Plan. The remainder of $24,089 was paid in cash in January 2013. On June 13, 2013 the Compensation Committee amended the balance of Ms. Klaskin’s 2012 annual incentive bonus to $36,133 in cash and cancelled the pending share grant. In addition, on June 13, 2013 the Compensation Committee granted Ms. Klaskin a one-time bonus of $58,533 to cover taxes due on vesting 2012 Performance Shares.

•	Long-Term Incentives: In conjunction with a company-wide grant in June 2013, Ms. Klaskin was granted an option to acquire 21,450 shares of our common stock at an exercise price per share of

$3.61, representing the fair market value of a share of our common stock on the date of grant, and that vest in equal quarterly increments over a three-year period. In September 2013, Ms. Klaskin was granted an option to acquire 30,000 shares of our common stock at an exercise price per share of $2.72, representing the fair market value of a share of our common stock on the date of grant, and that vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2014:

•	Base Salary: Our Compensation Committee made no change to Ms. Klaskin’s base salary for 2014.

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Annual Incentive Bonus: In February 2014, our Compensation Committee approved an annual incentive bonus of $87,363 to reward Ms. Klaskin for her performance in 2013. Ms. Klaskin’s bonus was reduced by the $1,654 paid by the Company on behalf of Ms. Klaskin to cover taxes on the vesting of restricted stock in 2013.

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Long-Term Incentives: In conjunction with a company-wide award following the closing of the 4-Antibody acquisition in February 2014, Ms. Klaskin was awarded an option to acquire 100,000 shares of our common stock at an exercise price per share of $3.00, representing the fair market value of a share of our common stock on the date of the award, and that vests in equal quarterly increments over a three-year period. The option was awarded subject to forfeiture in the event we do not receive stockholder approval of the increase in the number of shares authorized for issuance under our Amended and Restated Certificate of Incorporation (as amended) and 2009 Equity Incentive Plan at the 2014 Annual Meeting.

Ozer Baysal—Chief Business Officer

Compensation Actions in 2013:

•	Base Salary: Mr. Baysal was hired in January 2013 with a base salary of $150,000 based on a pro-rated work week. Mr. Baysal’s base salary increased to $200,000 on April 1, 2013.

•	Annual Incentive Bonus: No bonus was paid to Mr. Baysal in 2013.

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Long-Term Incentives: On his date of hire Mr. Baysal was granted an option to acquire 25,000 shares of our common stock at an exercise price per share of $4.24, representing the fair market value of a share of our common stock on the date of grant, and a restricted stock award for 25,000 shares of our common stock, that vest in equal annual increments over a four year period. As part of his offer, in April 2013, Mr. Baysal was granted options to acquire an additional 25,000 shares of our common stock at an exercise price per share of $3.84, representing the fair market value of a share of our common stock on the date of grant. In conjunction with a Company-wide grant in June 2013, Mr. Baysal was granted an option to acquire 47,500 shares of our common stock at an exercise price per share of $3.61, representing the fair market value of a share of our common stock on the date of grant, and that vest in equal quarterly increments over a three-year period. In September 2013, Mr. Baysal was granted an option to acquire 40,000 shares of our common stock at an exercise price per share of $2.72, representing the fair market value of a share of our common stock on the date of grant, and that vests based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2014:

•	Base Salary: Our Compensation Committee made no change to Mr. Baysal’s base salary for 2014.

•	Annual Incentive Bonus: In February 2014, our Compensation Committee approved an annual incentive bonus of $108,000 to reward Mr. Baysal for his performance in 2013.

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Long-Term Incentives: In conjunction with a Company-wide award following the closing of the 4-Antibody acquisition in February 2014, Mr. Baysal was awarded an option to acquire 86,700 shares of our common stock at an exercise price per share of $3.00, representing the fair market value of a share of our common stock on the date of the award, and that vests in equal quarterly increments over a three-year period. The option was awarded subject to forfeiture in the event we do not receive stockholder approval of the increase in the number of shares authorized for issuance under the Amended and Restated Certificate of Incorporation (as amended) and the 2009 Equity Incentive Plan at the 2014 Annual Meeting.

Karen H. Valentine—Vice President and General Counsel

Compensation Actions in 2013:

•	Base Salary: Our Compensation Committee made no change to Ms. Valentine’s base salary for 2013.

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Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $96,195 to reward Ms. Valentine for her performance in 2012. Ms. Valentine’s bonus was reduced by the $22,919 paid by the Company on behalf of Ms. Valentine to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Ms. Valentine 10,320 shares of unrestricted stock in lieu of cash valued at $43,966. The shares were to be granted on June 14, 2013, subject to stockholder approval of the increase in the number of shares authorized for issuance under the 2009 Equity Incentive Plan. The remainder of $29,311 was paid in cash in January 2013. On June 13, 2013 the Compensation Committee amended the balance of Ms. Valentine’s 2012 annual incentive bonus to $58,400 in cash and cancelled the pending share grant. In addition, on June 13, 2013 the Compensation Committee granted Ms. Valentine a one-time bonus of $56,968 to cover taxes due on vesting 2012 Performance Shares.

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Long-Term Incentives: In conjunction with a company-wide grant in June 2013, Ms. Valentine was granted an option to acquire 47,500 shares of our common stock at an exercise price per share of $3.61, representing the fair market value of a share of our common stock on the date of grant, and that vests in equal quarterly increments over a three-year period. In September 2013, Ms. Valentine was granted options to acquire 40,000 shares of our common stock at an exercise price per share of $2.72, representing the fair market value of a share of our common stock on the date of grant, and that vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2014:

•	Base Salary: In January 2014, our Compensation Committee increased Ms. Valentine’s base salary by 11% from $256,520 to $285,000.

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Annual Incentive Bonus: In January 2014, our Compensation Committee increased Ms. Valentine’s annual target incentive from 30% to 40% of base salary. In February 2014, our Compensation Committee approved an annual incentive bonus of $142,369 to reward Ms. Valentine for her performance in 2013. Ms. Valentine’s bonus was reduced by the $1,401 paid by the Company on behalf of Ms. Valentine to cover taxes on the vesting of restricted stock in 2013.

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Long-Term Incentives: In conjunction with a company-wide award following the closing of the 4-Antibody acquisition in February 2014, Ms. Valentine was awarded an option to acquire 130,000 shares of our common stock at an exercise price per share of $3.00, representing the fair market value of a share of our common stock on the date of the award, and that vests in equal quarterly increments over a three-year period. The option was awarded subject to forfeiture in the event we do not receive stockholder approval of the increase in the number of shares authorized for issuance under the Amended and Restated Certificate of Incorporation (as amended) and 2009 Equity Incentive Plan at the 2014 Annual Meeting.

Kerry A. Wentworth—Vice President, Clinical, Regulatory and Quality

Compensation Actions in 2013:

•	Base Salary: Our Compensation Committee made no change to Ms. Wentworth’s base salary for 2013.

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Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $133,560 to reward Ms. Wentworth for her performance in 2012. Ms. Wentworth’s bonus was reduced by the $38,527 paid by the Company on behalf of Ms. Wentworth to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Ms. Wentworth 13,384 shares of unrestricted stock in lieu of cash valued at $57,020. The shares were to be granted on June 14, 2013 subject to stockholder approval of the increase in the number of shares authorized for issuance under the Company’s 2009 Equity Incentive Plan. The remainder of $38,013 was paid in cash in January 2013. On June 13, 2013 the Compensation Committee amended the balance of Ms. Wentworth’s 2012 annual incentive bonus to $57,016 in cash and cancelled the pending share grant. In addition, on June 13, 2103 the Compensation Committee granted Ms. Wentworth a one-time bonus of $51,259 to cover taxes due on vesting 2012 performance shares.

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Long-Term Incentives: In conjunction with a company-wide grant in June 2013, Ms. Wentworth was granted an option to acquire 47,500 shares of our common stock at an exercise price per share of $3.61, representing the fair market value of a share of our common stock on the date of grant, and that vests in equal quarterly increments over a three-year period. In September 2013, Ms. Wentworth was granted an option to acquire 40,000 shares of our common stock at an exercise price per share of $2.72, representing the fair market value of a share of our common stock on the date of grant, and that vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2014:

•	Base Salary: Our Compensation Committee made no change to Ms. Wentworth’s base salary for 2014.

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Annual Incentive Bonus: In February 2014, our Compensation Committee approved an annual incentive bonus of $144,245 to reward Ms. Wentworth for her performance in 2013. Ms. Wentworth’s bonus was reduced by the $2,073 paid by the Company on behalf of Ms. Wentworth to cover taxes on the vesting of restricted stock in 2013.

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Long-Term Incentives: In conjunction with a company-wide award following the closing of the 4-Antibody acquisition in February 2014, Ms. Wentworth was awarded an option to acquire 130,000 shares of our common stock at an exercise price per share of $3.00, representing the fair market value of a share of our common stock on the date of the award, and that vest in equal quarterly increments over a three-year period. The option was awarded subject to subject to forfeiture in the event we do not receive stockholder approval of the increase in the number of shares authorized for issuance under the Amended and Restated Certificate of Incorporation (as amended) and 2009 Equity Incentive Plan at the 2014 Annual Meeting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement.

The Compensation Committee of the Board has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wadih Jordan (Chair)

Brian Corvese

Timothy R. Wright

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

This table shows certain information about the compensation earned in 2013, 2012, and 2011 by our Chief Executive Officer, our Principal Accounting Officer, and our other most highly compensated executive officers who were serving as executive officers as of December 31, 2013. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)		Stock Awards(2) ($)		Option Awards(3) ($)		Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Garo H. Armen, Ph.D.(1)	2013	489,720	(6)	212,902		595,620	(8)	250,887	40,045	1,589,174
Chief Executive Officer	2012	478,060	(6)	615,626	(7)	1,085,637		73,662	30,686	2,283,671
	2011	464,200	(6)	383,210	(7)	742,106		22,838	42,573	1,654,927

Christine M. Klaskin	2013	215,710		—		97,763	(13)	120,410	3,814	437,697
Vice President, Finance and Principal Accounting and Financial Officer	2012	208,545		123,708	(12)	244,268		22,109	3,976	602,606
	2011	196,100		35,771	(12)	79,078		37,574	6,020	354,543

Ozer Baysal	2013	183,654		106,000		297,137	(9)	—	1,011	587,802
Chief Business Officer(14)

Karen H. Valentine	2013	256,520		—		142,367	(9)	133,074	19,993	551,954
Vice President and General Counsel	2012	244,860		152,614	(10)	325,691		24,194	19,585	766,944
	2011	233,200		47,501	(10)	128,329		41,962	19,080	470,072

Kerry A. Wentworth	2013	267,120		—		142,367	(9)	148,362	9,356	567,205
Vice President, Clinical, Regulatory and Quality	2012	260,762		189,197	(11)	325,691		40,778	7,938	824,366
	2011	254,400		86,612	(11)	265,867		62,104	11,056	680,039

(1)	As an employee-director, Dr. Armen receives no additional compensation for his services to the Board.
(2)	Based on the fair value of nonvested shares on the grant date. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed on March [ ], 2014 for assumptions applied.
(3)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed on March [ ], 2014 for assumptions applied.
(4)	Cash bonuses paid under the Executive Incentive Plan and other.
(5)	Please see the tables below which summarize all other compensation.
(6)	Includes $158,400 paid in shares of our common stock in lieu of cash at Dr. Armen’s election as part of his annual base salary.
(7)	Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives”. Assuming the achievement of all milestones, the grant date fair value of the 2012 award is $267,000, $133,500 of which is included in the 2012 amount, and, the grant date fair value of the 2011 award is $211,145, $126,690 of which is included in the 2011 amount.
(8)	Option award includes the grant date fair values of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives.” Assuming the achievement of all milestones, the grant date fair value of the 2013 award is $203,467, $18,820 of which is included in the 2013 amount.
(9)

Option awards includes the grant date fair value of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—

Long-Term Incentives”. Assuming the achievement of all probable milestones the grant date fair value of the award is $80,667, $5,377 of which is included in this amount.
(10)	Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives”. Assuming the achievement of all milestones the grant date fair value of the 2012 award is $133,500, $66,750 of which is included in the 2012 amount, and the grant date fair value of the 2011 award is $45,738, $27,443 of which is included in the 2011 amount.
(11)	Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives”. Assuming the achievement of all milestones the grant date fair value of the 2012 award is $133,500, $66,750 of which is included in the 2012 amount, and the grant date fair value of the 2011 award is $95,716, $57,433 of which is included in the 2011 amount.
(12)	Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives”. Assuming the achievement of all milestones the grant date fair value of the 2012 award is $113,475, $56,738 of which is included in the 2012 amount, and the grant date fair value of the 2011 award is $31,500, $18,900 of which is included in the 2011 amount.
(13)	Option award for 2013 include the grant date fair values of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis —Long-Term Incentives.” Assuming the achievement of all milestones, the grant date fair value of the 2013 award is $60,500, $4,033 of which is included in the 2013 amount.
(14)	Mr. Baysal was hired January 2, 2013.

Other Compensation

2013:

This table shows the components of the “All Other Compensation” received by our named executive officers in 2013.

Executive Officer	Insurance Premiums ($)	Car Service to Base Office ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	20,591	10,870	8,584	40,045
Christine M. Klaskin	2,614	—	1,200	3,814
Ozer Baysal	1,011	—	—	1,011
Karen H. Valentine	19,993	—	—	19,993
Kerry A. Wentworth	9,356	—	—	9,356

2012:

This table shows the components of the “All Other Compensation” received by our named executive officers in 2012.

Executive Officer	Insurance Premiums ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	20,074	10,612	30,686
Christine M. Klaskin	2,776	1,200	3,976
Karen H. Valentine	19,585	—	19,585
Kerry A. Wentworth	7,938	—	7,938

2011:

This table shows the components of the “All Other Compensation” received by our named executive officers in 2011.

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	21,364	1,685	15,658	3,866	42,573
Christine M. Klaskin	2,793	2,027	—	1,200	6,020
Karen H. Valentine	16,814	2,266	—	—	19,080
Kerry A. Wentworth	8,365	2,591	—	100	11,056

Grants of Plan-Based Awards for 2013

This table shows our grants of plan-based awards to named executive officers in 2013. All of the awards under the Non-Equity Incentive Plan Compensation column in the Summary Compensation table were made under our Executive Incentive Plan. The awards reflected in the All Other Stock Awards and All Other Option Awards columns were made under our 2009 Equity Incentive Plan. The exercise price of all stock options granted during 2013 was equal to the closing market price of the Company’s common stock on the date of the grant.

Executive Officer	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Garo H. Armen, Ph.D.	06/13/2013			200,000	(2)	3.61	576,800
Chief Executive Officer	06/14/2013	57,541	(3)				212,902
	09/12/2013			140,000	(1)	2.72	282,333

Christine M. Klaskin	06/13/2013			32,500	(2)	3.61	93,730
Vice President, Finance and Principal Accounting and Financial Officer	09/12/2013			30,000	(1)	2.72	60,500

Ozer Baysal	06/13/2013			47,500	(2)	3.61	136,990
Chief Business Officer	09/12/2013			40,000	(1)	2.72	80,667
	01/02/2013			25,000	(4)	4.24	78,083
	01/02/2013	25,000	(4)				106,000
	04/01/2013			25,000	(4)	3.84	76,688

Karen H. Valentine	06/13/2013			47,500	(2)	3.61	136,990
Vice President and General Counsel	09/12/2013			40,000	(1)	2.72	80,667

Kerry A. Wentworth	06/13/2013			47,500	(2)	3.61	136,990
Vice President, Clinical, Regulatory and Quality	09/12/2013			40,000	(1)	2.72	80,667

(1)	The stock option vests based on the achievement of performance and market condition milestones as determined by the Compensation Committee of the Board of Agenus Inc., as indicated above in the section titled “Long-Term Incentives.”
(2)	The stock option vests in equal quarterly installments over three years beginning September 13, 2013.
(3)	The restricted stock vested on the grant date.
(4)	The stock option and restricted stock vest in equal annual installments over four years beginning one year from grant date.
(5)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed on March [ ], 2014 for assumptions applied.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table shows outstanding equity awards for the named executive officers as of December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(8) ($)
Garo H. Armen, Ph.D.	87,500	—		9.48	7/16/19	—		—
	53,037	—		9.78	9/15/16	—		—
	35,200	—		13.62	9/12/17	—		—
	42,500	—		9.42	9/10/18	—		—
	58,333	—		4.50	1/26/20	—		—
	74,854	6,800	(1)	6.30	1/4/21	—		—
	97,729	21,449	(2)	3.36	9/14/21	—		—
	125,000	125,000	(3)	5.34	6/14/22	—		—
	33,334	166,666	(4)	3.61	6/13/23	—		—
	—	140,000	(5)	2.72	9/12/23	—		—

Christine M. Klaskin	4,537	—		9.48	7/16/19	—		—
	5,000	—		10.44	9/13/16	—		—
	2,551	—		9.78	9/15/16	—		—
	8,150	—		13.62	9/12/17	—		—
	8,333	—		9.42	9/10/18	—		—
	12,500	—		4.50	1/26/20	—		—
	6,115	551	(1)	6.30	1/4/21	—		—
	13,583	2,980	(2)	3.36	9/14/21	—		—
	28,127	28,123	(3)	5.34	6/14/22	—		—
	5,418	27,082	(4)	3.61	6/13/23	—		—
	—	30,000	(5)	2.72	9/12/23	—		—

Ozer Baysal	—	25,000	(6)	4.24	1/2/23	—		—
	—	25,000	(7)	3.84	4/1/23	—		—
	—	—		—	1/2/23	25,000	(6)	66,000
	7,918	39,582	(4)	3.61	6/13/23	—		—
	—	40,000	(5)	2.72	9/12/23	—		—

Karen H. Valentine	4,687	—		9.48	7/16/19	—		—
	2,083	—		9.78	9/15/16	—		—
	5,000	—		12.18	12/4/16	—		—
	8,150	—		13.62	9/12/17	—		—
	8,333	—		9.42	9/10/18	—		—
	12,500	—		4.50	1/26/20	—		—
	13,513	1,227	(1)	6.30	1/4/21	—		—
	15,935	3,497	(2)	3.36	9/14/21	—		—
	37,500	37,500	(3)	5.34	6/14/22	—		—
	7,918	39,582	(4)	3.61	6/13/23	—		—
	—	40,000	(5)	2.72	9/12/23	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(8) ($)

Kerry A. Wentworth	7,500	—		9.48	7/16/19	—	—
	10,000	—		12.18	6/14/16	—	—
	3,333	—		9.78	9/15/16	—	—
	26,866	—		13.62	9/12/17	—	—
	10,833	—		9.42	9/10/18	—	—
	25,000	—		4.50	1/26/20	—	—
	28,281	2,567	(1)	6.30	1/4/21	—	—
	32,529	7,140	(2)	3.36	9/14/21	—	—
	37,500	37,500	(3)	5.34	6/14/22	—	—
	7,918	39,582	(4)	3.61	6/13/23	—	—
	—	40,000	(5)	2.72	9/12/23	—	—

(1)	The options vested on January 4, 2014.
(2)	The options vest in four equal quarterly installments beginning March 14, 2014, provided the executive remains employed with us.
(3)	The options vest in six equal quarterly installments beginning March 14, 2014, provided the executive remains employed with us.
(4)	The options vest in nine equal quarterly installments beginning March 13, 2014, provided the executive remains employed with us.
(5)	The restricted stock vests based on the achievement of performance milestones as determined by the Compensation Committee of the Board of Agenus Inc., as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives.
(6)	The awards vest in four equal annual installments beginning January 2, 2014, provided the executive remains employed with us.
(7)	The options vest in four equal annual installments beginning April 1, 2014, provided the executive remains employed with us.
(8)	We valued the stock awards using the closing price of our common stock on The NASDAQ Capital Market on December 31, 2013, which was $2.64 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting.

Option Exercises and Stock Vested for 2013

The following table shows information about restricted stock that vested in 2013 and the value realized on those awards by our named executive officers in 2013. No stock options were exercised by our named executive officers in 2013.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Garo Armen	108,930	403,944
Christine M. Klaskin	21,667	80,439
Ozer Baysal	—	—
Karen H. Valentine	25,417	94,314
Kerry A. Wentworth	25,694	95,519

Pension Benefits for 2013

We do not have any plans providing for payments or other benefits at, following, or in connection with, retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans for 2013

We do not have any nonqualified defined contribution plans or other deferred compensation plans for our executive officers.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. Dr. Armen, Ms. Valentine, and Ms. Wentworth are each currently party to employment and change of control agreements providing for payments in connection with such officers’ termination or a change of control. Ms. Klaskin and Mr. Baysal are each party to a change of control arrangement providing for payments in connection with a change of control. A “change of control” is defined in each of the agreements and plan generally as (i) the acquisition by any individual, entity or group of 50% or more of the common stock of the Company, (ii) a change in the incumbent Board such that incumbent directors cease to constitute at least a majority of our Board, (iii) a sale or other disposition of all or substantially all of the assets of the Company, or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. The following text and tables summarize the potential payments to each applicable named executive officer assuming that the triggering event occurred on December 31, 2013, the last day of our fiscal year.

Our Chief Executive Officer

Under Dr. Armen’s employment and change in control agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason (as defined), he is entitled to receive from the Company:

•	his base salary for a period of 18 months, plus a lump sum payment of 150% of the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under Dr. Armen’s employment and change in control agreement, “good reason” means the occurrence of any of the following events:

(i)	failure to continue Dr. Armen in the position of Chief Executive Officer,

(ii)	a material and substantial diminution in the nature or scope of his responsibilities, duties or authority,

(iii)	a material reduction in base salary or benefits, or

(iv)	relocation of Dr. Armen’s principal office, without his prior consent, to a location more than 30 miles away (in the event of a change of control).

Upon a change of control 50% of any of Dr. Armen’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 24 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	acceleration of vesting for all unvested stock options and unvested restricted stock as of the date of termination.

Additionally, under Dr. Armen’s employment and change in control agreement, he is subject to a non-competition and non-solicitation period for the greater of 18 months post-termination or the period during which he is receiving post-termination payments from us.

Executive Benefits and Payments Upon Termination or Change of Control	Termination in Connection with a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	979,440	734,580
Bonus Payment	661,122	495,842
Acceleration of Vesting of Equity	42,105	N/A
Perquisites and Other Personal Benefits	55,454	45,902
Gross-up Payments for Change of Control Excise Taxes	N/A	N/A
Total:	1,738,121	1,276,324

We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on The NASDAQ Capital Market on December 31, 2013, which was $2.64 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting. Upon a change of control without termination, the acceleration of vested equity would be valued at $21,052.

We assumed in each case that termination is not for cause, the executive does not violate his non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within two years of termination or change of control, and the executive does not incur legal fees requiring reimbursement from us.

We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

Gross-up payments assume a December 31, 2013 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $2.64 (the closing price of our common stock on December 31, 2013) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Other Named Executive Officers

Under the employment and change in control agreements for Ms. Valentine and Ms. Wentworth, if we terminate either officer’s employment without cause or if either officer terminates her employment for a material reduction in base salary or benefits (“Compensation Reduction”), the terminated officer is entitled to receive from the Company:

•	her base salary for a period of 12 months plus a lump sum payment of the higher of the officer’s target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under the employment and change in control agreements for Ms. Valentine and Ms. Wentworth, upon a change of control:

•

50% of any of each officer’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture, and

•

If a change of control occurs and, within 18 months, we terminate the officer’s employment without cause or if the officer terminates her employment for a Compensation Reduction or good reason (as defined below), the officer is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of their target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	the acceleration of vesting for all unvested stock options and unvested restricted stock as of the date of termination.

Under the employment and change in control agreements for Ms. Valentine and Ms. Wentworth, “good reason” means the occurrence of any of the following events:

(i)	relocation of the executive, without her prior consent, to a location more than 30 miles away,

(ii)	failure of the Company to continue the executive in the position held immediately prior to the change of control, or

(iii)	a material and substantial diminution in the nature or scope of her responsibilities, duties or authority.

Under the change of control arrangement with Ms. Klaskin, upon a change of control:

•

50% of each of Ms. Klaskin’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture, and

•

If a change of control occurs and, within 18 months, we terminate Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of her target incentive bonus for that year or her last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change in control.

Under the change of control arrangement with Mr. Baysal, upon a change of control:

•

50% of each of Ms. Baysal’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture, and

•

If a change of control occurs and, within 18 months, we terminate Mr. Baysal’s employment without cause or if Mr. Baysal terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 12 months of base salary plus 100% of the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $10,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change in control.

Under the change of control arrangement with Ms. Klaskin and Mr. Baysal, “good reason” means: (i) a material reduction in his/her base salary, benefits, duties or responsibilities; or (ii) relocation of her principal office, without his/her consent, to a location to a location more than 30 miles away.

Additionally, under Ms. Klaskin’s, Mr. Baysal’s, Ms. Valentine’s and Ms. Wentworth’s arrangements, they are each subject to a non-competition and non-solicitation period for the greater of 12 months post-termination or the period during which the officer is receiving post-termination payments from us.

	Termination in Connection with a Change of Control* ($)				Termination without Cause or For Compensation Reduction or with Good Reason* ($)
Executive Benefits and Payments Upon Termination or Change of Control	Ms. Klaskin	Mr. Baysal	Ms. Valentine	Ms. Wentworth	Ms. Klaskin	Mr. Baysal	Ms. Valentine	Ms. Wentworth
Base Salary	323,565	200,000	384,780	400,680	N/A	N/A	256,520	267,120
Bonus Payment	131,045	108,000	213,554	216,368	N/A	N/A	142,369	144,425
Acceleration of Vesting of Equity	8,532	78,154	11,493	11,756	N/A	N/A	N/A	N/A
Perquisites and Other Personal Benefits	19,424	12,625	45,902	37,454	N/A	N/A	36,349	30,717
Gross-up Payments for Change of Control Excise Taxes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total:	482,566	398,779	673,729	666,258	N/A	N/A	435,238	442,262

*	We used the following assumptions to calculate these payments:

•	We valued stock options accelerated using the closing price of our common stock on The NASDAQ Capital Market on December 31, 2013, which was $2.64 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting. Upon a change of control without termination, the acceleration of vested equity would be valued at $4,266, $39,077, $5,746, and $5,878 for Ms. Klaskin, Mr. Baysal, Ms. Valentine and Ms. Wentworth, respectively.

•

We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within eighteen months of termination or change of control, and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

•

Gross-up payments assume a December 31, 2013 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $2.64 (the closing price of our common stock on December 31, 2013) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Change of Control Arrangements Under Our 2009 Equity Incentive Plan

Under our 2009 Equity Incentive Plan, in the event of a change of control (as determined by the Board), the Board may make a provision for the continuation, acceleration or assumption or substitution of unvested options and restricted stock, or provide for a cash-out of outstanding awards.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for his or her service as a non-employee director in 2013:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Tom Dechaene	46,000	41,660	—	87,660
Wadih Jordan	41,500	41,660	—	83,160
Timothy R. Wright	75,000	41,660	—	116,660
Brian Corvese	57,000	41,660	—	98,660
Shalini Sharp	37,000	41,660	—	78,660

(1)	Includes fees earned in 2013 but deferred pursuant to our Directors’ Deferred Compensation Plan (as amended).
(2)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed on March [ ], 2014 for assumptions applied. Each director was granted 15,000 options during 2013.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2013

Type of Fee
Annual retainer	$34,000
Additional annual retainer for Lead Director	$18,000
Additional annual retainer for Audit and Finance Committee Chair	$18,000
Additional annual retainer for Audit and Finance Committee member	$9,000
Additional annual retainer for Compensation Committee Chair	$7,500
Additional annual retainer for Compensation Committee member	$5,000
Additional annual retainer for Corporate Governance and Nominating Committee Chair	$6,000
Additional annual retainer for Corporate Governance and Nominating Committee member	$3,000
Additional annual retainer for Research and Development Committee Chair	$6,000
Additional annual retainer for Research and Development Committee member	$3,000
Additional annual retainer for Business & Development Advisory Committee member	$3,000
Initial stock option grant(1)	25,000 shares
Annual stock option grant(1)	15,000 shares

(1)	Each stock option grant vests over three years in equal annual installments. Any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his or her term.

Agenus also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with his or her service as director.

Our Directors’ Deferred Compensation Plan (as amended) (the “DDCP”) permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation in the form of equity under the DDCP.

The Board has adopted a policy guideline that encourages directors to hold 10,000 shares of our common stock within a reasonable period of time following their election or appointment to the Board. In addition to purchasing shares in the open market, directors may utilize the DDCP or the Agenus Board Compensation Policy, which allows directors to receive their compensation in stock, to acquire these shares. In accordance with the requirements of the DDCP, elections to defer compensation thereunder must be made prior to the end of the third quarter of the prior calendar year. In some cases, a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On February 24, 2014, Agenus had 62,173,299 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Agenus common stock, as of that date, by:

•	each of our current directors,

•	each nominee for director,

•	our Chief Executive Officer,

•	our Principal Financial and Accounting Officer,

•	our other most highly compensated executive officers who were serving as executive officers as of December 31, 2013 and are named in the Summary Compensation Table, and

•	all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of February 24, 2014, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after February 24, 2014 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the DDCP. All shares that a person has a right to acquire within 60 days of February 24, 2014 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares		Number of Shares Issuable(1)		Total	Percent of Class
Garo H. Armen, Ph.D.(2)	1,661,756	(3)	943,724	(4)	2,606,580	4.1%
Tom Dechaene	—		44,088	(5)	44,088	*
Wadih Jordan	—		86,915	(6)	86,915	*
Timothy R. Wright	1,666		98,440	(7)	100,106	*
Brian Corvese	—		23,333		23,333	*
Shalini Sharp	81,311		128,975		210,286	*
Shahzad Malik, M.D(8)	996,088		—		996,088	1.6%
Christine M. Klaskin	44,940		103,256		148,196	*
Ozer Baysal	9,350		24,377		33,727	*
Karen H. Valentine	51,534		128,221		179,755	*
Kerry A. Wentworth	62,410		204,917		267,327	*
All current directors and executive officers as a group (11 persons)(9)	2,909,055		1,786,246	(9)	4,695,301	7.3%

*	Less than one percent
(1)	Shares that can be acquired upon the exercise of stock options or restricted shares vested as of 60 days following February 24, 2014, and in the case of directors, shares to be distributed under the DDCP.
(2)	Excludes shares owned through Antigenics Holdings LLC (“Holdings”). Dr. Armen is CEO, Chairman of the Board of Managers and a member of Holdings which owns 4,046 shares of our common stock.
(3)	Includes 38,854 shares or our common stock held by the Garo Armen 2012 2 Year GRAT. Dr. Armen is the trustee and has investment authority for the GRAT.
(4)	Includes 284,785 shares issuable upon exercise of warrants.

(5)	Includes 17,421 deferred shares to be distributed in accordance with the terms of our DDCP.
(6)	Includes 58,948 deferred shares to be distributed in accordance with the terms of our DDCP.
(7)	Includes 54,606 deferred shares to be distributed in accordance with the terms of our DDCP.
(8)	Includes 996,088 shares beneficially owned by Advent Venture Partners LLP (“Advent”) for which Dr. Malik is a General Partner and shares voting and investment authority over the shares. Dr. Malik disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(9)	Includes 130,975 deferred shares to be distributed in accordance with the terms of our DDCP and excludes shares held by Holdings as described in footnote (2).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of February 24, 2014 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Series A-1 Preferred	1,591,039 31,620	(1)	2.6 100	% %
QVT Financial LP 1177 Avenue of the Americas New York, NY 10036	Common	9,259,260	(2)	14.9%
OrbiMed Advisors LLC 601 Lexington Avenue 54th Floor New York, NY 10022-4629	Common	4,800,000	(3)	7.7%
Fletcher Asset Management, Inc. 48 Wall Street, 5th Floor New York, NY 10005	Series B Preferred	3,105	(4)	100%

(1)	Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of February 24, 2014, he would have held 1,924,372 shares of our common stock, or 3% of the shares outstanding.
(2)	As reported in the Schedule 13G as filed by QVT Financial LP on February 14, 2014.
(3)	OrbiMed Advisors LLC is known to beneficially own an aggregate of 4,800,000 shares of our common stock.
(4)	Fletcher Asset Management, Inc. owns 3,105 shares of our Series B Convertible Preferred stock, our only shares of outstanding Series B preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2012 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Effective February 12, 2014, the Board elected Shahzad Malik, M.D. as a director with a term expiring at the 2014 Annual Meeting. Dr. Malik’s election to the Board was pursuant to the terms of the Share Exchange Agreement (the “Exchange Agreement”) providing for our acquisition of all of the outstanding capital stock of 4-Antibody. Other than the foregoing, there are no arrangements or understandings between Dr. Malik and any other person pursuant to which Dr. Malik was appointed as a director. Dr. Malik is a General Partner of Advent Venture Partners LLP (“Advent”). Advent, through its affiliated entities was, collectively, 4-Antibody’s largest shareholders prior to the completion of the transactions contemplated by the Exchange Agreement. Advent and its affiliated entities, and not Dr. Malik in his individual capacity, received 996,088 shares of our common stock, having a value of approximately $3 million, as consideration for our acquisition of Advent’s ownership interests in 4-Antibody. Other than the transactions previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on January 13, 2014 and February 13, 2014 Dr. Malik is not a party to any material plan, contract or arrangement entered into or materially amended in connection with his election to the Board.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, Agenus.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Compliance Officer for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Ethics is posted on the corporate governance section of our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,441,100	$5.69	1,107,796
Equity compensation plans not approved by security holders	—		—

Total	4,441,100		1,107,796

(1)	Includes 130,976 shares issuable under our DDCP at a weighted average price of $6.65.
(2)	Includes 150,077 shares that may be issued under our 2009 Employee Stock Purchase Plan and 45,053 shares available under our DDCP.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED) TO INCREASE THE NUMBER OF

SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 70,000,000 TO 140,000,000

Description of Proposed Amendment to our Amended and Restated Certificate of Incorporation

The Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation (as amended). This amendment would increase the authorized number of shares of Agenus’ common stock from 70,000,000 shares to 140,000,000. No increase would be made to shares of Agenus’ preferred stock.

As of February 24, 2014 there were 62,173,299 shares of common stock outstanding and held by Agenus stockholders. As of February 24, 2014, there were 109,744 shares of common stock reserved for issuance under our 2009 Equity Incentive Plan.

In February 2014 we raised approximately $56.0 million in a public offering by issuing approximately 22.2 million shares of our common stock. In order to maximize the benefit of this financing for the Company and in response to high investor demand, we had to deplete nearly all remaining authorized shares available for issuance under our Amended and Restated Certificate of Incorporation. We currently have available for issuance approximately 150,000 remaining authorized shares of our common stock. Furthermore, we opted to unreserve all but 109,744 shares otherwise available for issuance under our 2009 Equity Incentive Plan. As a result, we are currently severely limited in our ability to offer equity incentives under the 2009 Equity Incentive Plan to new or existing employees, including those employees who joined us through the acquisition of 4-Antibody. The unavailability of authorized shares of common stock places the Company at a competitive disadvantage since our ability to attract and retain key personnel and to utilize non-cash compensation for other legitimate corporate business purposes, is compromised. We took these actions because we believed maximizing this financing was in the best interest of the stockholders as it poised us to be in a better position to harvest the value of the 4-Antibody acquisition and advance the fully human antibody platform programs, as well as our other internal programs.

The Board is recommending this increase in authorized shares of common stock to give the Company the ability to issue shares for future corporate needs, and to enable the issuance of awards under our 2009 Equity Incentive Plan. These additional shares may also be used by Agenus for business and financial purposes that may include future stock splits, capital raises, establishment of certain strategic relationships, acquisitions of other companies, businesses, or products, equity incentives and compensation for existing, new and future employees and other transactions that the Board deems are in Agenus’ interest. The additional authorized shares would enable us to act quickly in response to appropriate opportunities that may arise for these types of transactions, as we were able to do when we completed a substantial financing in February and acquired 4-Antibody promptly thereafter. This proposed increase would allow us to generally move on such opportunities without the delayed necessity of obtaining further stockholder approval. Additionally, some of the additional shares will be used to satisfy certain equity awards made pursuant to the 2009 Equity Incentive Plan. In the event such an approval is not received, these awards will be forfeited as described in more detail in Proposal 3 below.

If approval is not received for this amendment, we believe it will compromise our ability to provide incentives to our employees and to competitively pursue future business and financial endeavors with common stock consideration, and this could have an adverse effect on our business.

The additional shares of common stock that would be authorized under this amendment would have rights identical to the currently outstanding Agenus common stock. Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of Agenus common stockholders except for effects incidental to increasing the number of shares of the common stock outstanding. Incidental effects of the increase in the outstanding number of shares may include dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware.

In addition to the purposes set forth above, Agenus could also use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes of control or management of the Company. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by Agenus to deter or prevent changes in control of the Company, including transactions that the Board determines are not in the best interests of Agenus or its stockholders, even though the stockholders would have received a premium for their shares over then-current market prices. At the present time, the Board of Directors has no intention to use these additional shares for anti-takeover purposes and this amendment is not part of a plan by management to adopt a series of amendments to the certificate of incorporation and by-laws having an anti-takeover effect.

The proposed amendment to our Amended and Restated Certificate of Incorporation is included as Appendix A to this proxy statement.

Vote Required

To approve Proposal 2, stockholders holding a majority of the outstanding shares of Agenus common stock entitled to vote at the 2014 Annual Meeting must vote FOR Proposal 2. We expect banks, brokers and nominees will be permitted to use their discretion to vote shares for which voting instructions are not submitted with respect to Proposal 2 because we believe Proposal 2 would be classified as a routine item. If the broker does not vote your unvoted shares, this “broker non-vote” will have the same effect as a vote against Proposal 2. Abstentions will also have the same effect as a vote against Proposal 2.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—TO APPROVE AN AMENDMENT TO OUR 2009 EQUITY INCENTIVE PLAN (AS AMENDED) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 6,200,000 TO 10,200,000

Description of Proposed Amendment to the Plan

The Board has adopted, subject to stockholder approval, an amendment to our 2009 Equity Incentive Plan. The purpose of the amendment is to increase the number of shares authorized for issuance under the 2009 Equity Incentive Plan from 6,200,000 to 10,200,000.

All our executive officers and directors, including Dr. Armen, Mr. Dechaene, and Dr. Malik, our director-nominees, are eligible for awards under the 2009 Equity Incentive Plan. Dr. Armen, Ms. Valentine, Ms. Wentworth, Ms. Klaskin, and Mr. Baysal are also stockholders and may vote their shares for approval of the adoption of the amendment to the 2009 Equity Incentive Plan. Dr. Malik is an indirect beneficial owner of our common stock in his capacity as General Partner of Advent Venture Partners LLP. For a description of Dr. Malik’s beneficial ownership of shares of our common stock, please see “Ownership of Our Common Stock – Ownership By Management” on page 45.

Rationale for Proposed Increase in Share Pool

The Company operates in an extremely competitive environment with respect to the hiring and retention of qualified employees. As a result, our approach to compensation considers the full range of compensation techniques that enable us to compete with our peers to attract and retain key personnel. Equity compensation is one of the critical components of our compensation package because it (i) develops a culture of ownership among our employees, (ii) aligns the interests of employees and non-employee directors with the interests of our other stockholders and (iii) preserves our cash resources.

In furtherance of our efforts to develop a culture of ownership, align the interests of our management team with stockholders and conserve cash, since 2006 the Company has delivered a significant portion of annual incentive bonuses paid to our management team in shares of common stock, particularly during periods when the Company’s cash resources have been scarce and the Company deemed it prudent to preserve its cash balance. In addition, since 2009 our CEO Dr. Garo Armen, at his election and for the purposes of preserving the Company’s cash, has taken stock in lieu of cash for approximately 30% of his base salary. From 2009 through 2012 Dr. Armen received approximately 50% of his total annual base salary and target bonus in shares of common stock, whereby the cash component of such compensation has been utilized largely for the purpose of meeting his payroll tax obligations, including on the value of shares received in lieu of cash.

In order to maximize our February 2014 financing we removed 635,257 shares from our equity incentive pool otherwise available for issuance under the 2009 Equity Incentive Plan. As a result, we currently have only 109,744 shares available for issuance and are severely limited in our ability to offer equity incentives to any new or existing employees including employees who joined us through the acquisition of 4-Antibody. The 2009 Equity Incentive Plan contains no “evergreen” or automatic replenishment provisions by which the number of shares available for issuance under the plan would be automatically increased either periodically or based on specific events.

The proposed share increases under Proposal 2 and this Proposal 3 would replenish the shares which have been removed and further facilitate our ability to continue to grant equity incentives pursuant to the 2009 Equity Incentive Plan, which are vital to our ability to fully engage our new 4-Antibody colleagues, and attract and retain the highly skilled individuals required to support the company’s anticipated growth in the extremely competitive labor markets in which we compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success. Accordingly, we are seeking stockholder approval of an increase in the number of shares issuable under our 2009 Equity Incentive Plan.

If Proposal 2 and this Proposal 3 are both approved, there would be 4,745,001 shares available for grant under the 2009 Equity Incentive Plan. We believe this proposed increase represents a measured, responsible use of Company stock.

If neither Proposal 2 nor this Proposal 3 is approved, there would be 109,744 shares available for grant under the 2009 Equity Incentive Plan as of February 24, 2014. If Proposal 2 is approved but this Proposal 3 is not approved, the Company could re-reserve the previously unreserved 635,257 shares, but no additional shares would be available for future grant under the 2009 Equity Incentive Plan, leaving the Company severely limited in its ability to provide equity incentive for its employees and management of the newly acquired 4-Antibody and for any new hires. Either of these scenarios would place the Company at a competitive disadvantage since our ability to attract, motivate and retain key personnel will be severely compromised.

Certain equity awards by the Company have been made pursuant to the 2009 Equity Incentive Plan, subject to forfeiture in the event we do not receive stockholder approval of Proposal 2 and this Proposal 3, including awards to our executive officers, of 1,146,700 shares. Set forth below is a summary of the awards that the Compensation Committee has awarded, as of the date hereof, subject to forfeiture in the event we do not receive stockholder approval thereof, to the persons specified below.

Committed Equity Awards Under

2009 Equity Incentive Plan

Name and Position	Number of Shares
Garo H. Armen, Ph.D. Chief Executive Officer	500,000
Christine M. Klaskin Vice President, Finance and Principal Accounting and Financial Officer	100,000
Ozer Baysal Chief Business Officer	86,700
Karen H. Valentine Vice President and General Counsel	130,000
Kerry A. Wentworth Vice President, Clinical, Regulatory and Quality	130,000
All current executive officers as a group	1,146,700
All current directors, who are not executive officers, as a group	0
All employees, including all current officers who are not executive officers, as a group	1,464,800

Description of the 2009 Equity Incentive Plan

The following is a brief summary of the 2009 Equity Incentive Plan. This summary of the 2009 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2009 Equity Incentive Plan and Amendment No. Three to the 2009 Equity Incentive Plan which are included as Appendix B and C, respectively, in this proxy statement.

Types of Awards

The 2009 Equity Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock, unrestricted stock and other equity-based awards, such as stock appreciation rights, phantom stock awards, and restricted units, which we refer to collectively as Awards. All Awards are based on our common stock. The closing price of our common stock on February 24, 2014 was $4.21.

Incentive Stock Options and Nonstatutory Stock Options. For each option granted under the 2009 Equity Incentive Plan, our Board shall determine the number of shares of our common stock covered by the option, the exercise price (which may not be less than 100% of fair market value of the share subject thereto at the time of grant), the duration (which may not exceed ten years), and the conditions and limitations applicable to the exercise of the option and the common stock issued thereunder, including vesting provisions, repurchase provisions and restrictions relating to applicable securities laws. Option grants intended by the Board to qualify as incentive stock options shall be subject to and construed consistently with the requirements of Section 422 of the Code. The 2009 Equity Incentive Plan permits the following forms of payment of the exercise price of options: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of common stock owned by the participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

No option granted under the 2009 Equity Incentive Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Stock Awards and Restricted Stock Awards. The Board shall determine the terms and conditions of any stock award granted under the 2009 Equity Incentive Plan entitling recipients to acquire shares of our common stock. The Board may provide that a stock award is subject to forfeiture should the conditions in the applicable award not be satisfied before the end of the applicable restriction period.

Other Stock-Based Awards. The Board shall have the right to grant other awards based on or with reference to our common stock or its trading price having such terms or conditions as the Board may determine.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive Awards under the 2009 Equity Incentive Plan. Incentive stock options may only be granted to employees of the Company and its subsidiaries.

The granting of Awards under the 2009 Equity Incentive Plan is discretionary, and the individuals who may become participants and receive Awards under the 2009 Equity Incentive Plan, and the number of shares they may acquire, are not determinable. The Company (and its subsidiaries) had 114 employees on February 24, 2014 and six non-employee directors, all of whom are eligible to receive Awards under the 2009 Equity Incentive Plan.

Administration

The 2009 Equity Incentive Plan is administered by our Board. The Board has the authority to grant and amend Awards, to adopt, amend and repeal the rules relating to the 2009 Equity Incentive Plan, and to interpret and correct the provisions of the 2009 Equity Incentive Plan and any Award. Our Board may delegate authority under the 2009 Equity Incentive Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee of the Board to administer certain aspects of the 2009 Equity Incentive Plan. To the extent permitted by law, the Board may delegate to an officer the power to grant Awards, provided that only the Board may grant Awards to any executive officer of the Company. The 2009 Equity Incentive Plan requires that all discretionary Awards to non-employee directors will only be granted and administered by a committee, each member of which is an “independent director” as defined in NASDAQ’s Marketplace Rules.

The Board is required to make appropriate adjustments in connection with the 2009 Equity Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. Our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, even if such acceleration may cause adverse tax consequences under Sections 280G, 4999, 422, or other sections of the Code.

The 2009 Equity Incentive Plan also contains provisions addressing the consequences of any acquisition of the Company. In connection with an acquisition of the Company, by merger, sale of all or substantially all the assets or capital stock of the Company, or any other change in control or acquisition of the Company, as determined by the Board, the Board shall make appropriate provision for any outstanding Awards on the same basis or on different basis as our Board determines for:

•	continuation of the Awards by the Company;

•	assumption or substitution of Awards by the acquirer or surviving entity;

•	upon written notice, termination of all unexercised Awards unless the vested portion is exercised within a specified period following the date of such notice;

•

a cash payment to the holder of an unexercised Award equal to the difference between the fair market value of the Award and its exercise price, if applicable, or the vested portion thereof, including any vesting that may be accelerated; or

•	any combination of the foregoing.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board may grant Awards in substitution for any stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards shall be granted under the 2009 Equity Incentive Plan on such terms as our Board deems appropriate and, except as required under Section 422 and related provisions of the Code, substitute options shall not count against the overall share limit under the 2009 Equity Incentive Plan.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the 2009 Equity Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

The Board may at any time amend, suspend or terminate the 2009 Equity Incentive Plan, subject to stockholder approval under any applicable legal, regulatory or listing requirement, or any outstanding Award, provided that the consent of the participant shall be required if such action would materially and adversely affect the participant. No Award may be made under the 2009 Equity Incentive Plan after the ten-year anniversary of its adoption, but Awards previously granted may extend beyond that date.

Dividends and Cash Awards

The Board may issue an Award that provides the participant with dividends or dividend equivalents or cash payments in lieu of or in addition to an Award.

Loans

The Board may authorize loans or cash payments to participants in connection with an Award. Loans may be secured by any security, including common stock, underlying or related to such Award, provided that no loan may exceed the fair market value of the security subject to such Award.

Federal Income Tax Consequences Related to the 2009 Equity Incentive Plan

This summary of the United States federal income tax consequences to the Company and recipients of Awards granted under the 2009 Equity Incentive Plan is based on the federal tax laws in effect as of the date of this proxy statement. This summary is very general and changes to these laws, or administrative or judicial interpretations of them, could alter the tax consequences described below. Additionally, this discussion does not address state or local tax, federal employment tax, or other federal tax consequences that may be associated with the 2009 Equity Incentive Plan. Award recipients should consult their own tax advisors about how these rules affect their own particular tax situation.

Incentive Stock Options

A participant generally will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax. The Company will not be entitled to a deduction as a result of the grant or exercise of an incentive stock option.

If the shares received pursuant to the exercise of an incentive stock option are disposed of within two years from the date of grant or within one year from the date of exercise, the participant will recognize ordinary income equal to the excess of the sale price over the price paid for the shares. The Company will be entitled to a deduction for the same amount. If the shares received pursuant to the exercise of an incentive stock option are disposed of more than two years from the date or grant and more than one year after the option was exercised, then the participant will recognize long-term capital gain or long-term capital loss on the spread. The Company will not be entitled to a deduction as a result of the disposition.

Nonstatutory Stock Options

A participant generally will not recognize taxable income upon the grant of a nonstatutory stock option. A participant will recognize ordinary income upon the exercise of a nonstatutory stock option equal to the excess of the then fair market value of the stock over the exercise price. The participant’s basis for determining gain or loss upon the subsequent disposition of such shares acquired upon exercise will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of the option. Upon disposition, the difference between the sale price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year upon disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company may be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Awards

A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election is made pursuant to Section 83(b) of the Code, a participant will recognize ordinary income at grant equal to the excess of the then fair market value of the stock over the purchase price. If the participant does not make a Section 83(b) election, the participant will not recognize income until the stock vests, at which point the participant will recognize ordinary income equal to the excess of the fair market value of the stock on the vesting date over the purchase price. The participant’s basis for determining gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable.

Upon the disposition of any stock received as a stock award under the 2009 Equity Incentive Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares. The Company may be entitled to a deduction in the year in which ordinary income is recognized by the participant; provided that the deduction is not otherwise limited under the Code.

Other Stock-Based Awards

The tax consequences associated with other stock-based Awards granted under the 2009 Equity Incentive Plan will vary depending on the type of Award and its specific terms. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

Compensation paid to certain “covered employees” of public companies that exceeds $1 million is not deductible under Section 162(m) of the Code unless certain conditions are met, including whether the compensation qualifies as “performance-based compensation.” Thus, any deductions available to the Company for grants under the 2009 Equity Incentive Plan will be subject to the limitations of Section 162(m) of the Code.

Other Tax Considerations

A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

The Patient Protection and Affordable Care Act, which was enacted on March 23, 2010, introduced a new Net Investment Income Tax imposed by Section 1411 of the Internal Revenue Code. For taxable years beginning after December 31, 2012, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to a 3.8 percent tax on this Net Investment Income.

Vote Required

To approve Proposal 3, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2014 Annual Meeting and voting on the matter must vote FOR Proposal 3. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 4— TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company is providing stockholders with the opportunity at the 2014 Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables”.

As described above in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee has structured our executive compensation program to provide an overall compensation package that enables us to attract and retain talented employees, provide incentives for performance and create long-term value for our stockholders. The Company’s executive compensation programs have a number of features designed to promote these objectives.

The Board urges stockholders to read the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 33 through 42 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

While the vote is advisory, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Vote Required

To approve Proposal 4, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2014 Annual Meeting and voting on the matter must vote FOR Proposal 4. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5— TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2014 Annual Meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Agenus and our stockholders.

The Audit and Finance Committee has approved all services provided to Agenus by KPMG LLP during 2013. Representatives of KPMG LLP are expected to be present at the 2014 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $389,724 for 2013 and $362,746 for 2012.

Audit-Related Fees

Fees paid to KPMG LLP for the audit of our 401(k) Retirement Plan were $28,700 in 2013 and $25,221 in 2012.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance and tax consultation services for Antigenics Therapeutics Ltd. were 1,000 Euros in 2013 and 2012.

All Other Fees

We paid no other fees to KPMG LLP for 2013 or 2012.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2013 and 2012 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 5, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 5. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares on Proposal 5. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 5.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Board has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website at http://www.agenusbio.com/finance/corporate-governance. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2013, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and (3) discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

By the Audit and Finance Committee,

Brian Corvese, Chair

Tom Dechaene

Timothy R. Wright

ADDITIONAL INFORMATION

Stockholder Proposals for 2015 Annual Meeting of Stockholders

Proposals to be included in the Company’s proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2015 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 under the Exchange Act and must also meet the advance notice requirements in our bylaws applicable to all stockholder proposals (as described in the following paragraphs).

All Proposals. Under our by-laws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2015 Annual Meeting of Stockholders is not more than 30 days before or 30 days after April 23, 2015, if you wish to bring business before the 2015 Annual Meeting of Stockholders, you must give us written notice by November 10, 2014.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2014 Annual Meeting of Stockholders is given or made and the date of the 2014 Annual Meeting of Stockholders is not within 30 days before or after April 23, 2015, notice by the stockholder must be received by the Company 45 days prior to the date of the 2015 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2015 Annual Meeting of Stockholders is given or made and the date of the 2015 Annual Meeting of Stockholders is not within 30 days before or after April 23, 2015, notice by the stockholder must be received by the Company no later than 15 days after the date Agenus sends notice of the 2015 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2015 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 800-962-2436 or IR@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Documents Incorporated by Reference

The 2009 Equity Incentive Plan and the financial statements from our Annual Report on Form 10-K for the year ended December 31, 2013 are incorporated by reference herein.

APPENDIX A

CERTIFICATE OF FOURTH AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AGENUS INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Agenus Inc. (the “Corporation”). The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 10, 1999 (the “Certificate of Incorporation”). The Certificate of Incorporation was amended and restated on June 7, 2002 (the “Restated Certificate”), which was further amended on June 15, 2007 by a Certificate of Amendment (the “First Amendment”), which was further amended on January 5, 2011 by a Certificate of Ownership and Merger (the “Name Change Amendment”), which was further amended on September 30, 2011 by a Certificate of Second Amendment (the “Second Amendment”), which was further amended on June 15, 2012 by a Certificate of Third Amendment (the “Third Amendment”) (the Restated Certificate, as amended by the First Amendment, the Name Change Amendment, the Second Amendment and the Third Amendment, the “Amended Certificate”). This Certificate of Fourth Amendment (the “Fourth Amendment”) amends certain provisions of the Amended Certificate, and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2. The Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the following amendment to the Amended Certificate, and declaring the Fourth Amendment to be advisable.

3. This Fourth Amendment was duly adopted by the vote of the stockholders holding the requisite number of shares of outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.

4. The first sentence of the first paragraph of Article Fourth of the Amended Certificate is hereby amended to read as follows:

“FOURTH: The Corporation shall be authorized to issue one hundred and forty-five million (145,000,000) shares of capital stock, which shall be divided into one hundred and forty million (140,000,000) shares of Common Stock, par value $0.01 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.01 per share.”

5. This Fourth Amendment shall be effective as of 12:01 A.M. (Eastern Time) on April 24, 2014 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

6. Except as set forth in this Fourth Amendment, the Restated Certificate remains in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Fourth Amendment in the name of and on behalf of the Corporation on this day      of                 , 2014.

AGENUS INC.

By:
Name: Garo H. Armen
Title: Chief Executive Officer

A-1

APPENDIX B

AGENUS

2009 EQUITY INCENTIVE PLAN (AS AMENDED TO DATE)

1. Purpose and Eligibility

The purpose of this 2009 Equity Incentive Plan (the “Plan”) of Agenus Inc., a Delaware corporation (the “Company”), is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan, other than a person who has irrevocably elected not to be eligible. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 8.

2. Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan or any Award.

b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean any such other Committee or the Board, as applicable. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” as defined in the applicable NASDAQ Marketplace Rules.

c. Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future parent or subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

3. Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 4,200,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the original purchase price thereof, such shares of Common Stock shall again be available for the grant of Awards under the Plan. The Board may adopt such share counting rules as it deems appropriate, provided that such rules are not inconsistent with the Plan.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Board (or substituted Awards may be made) to avoid an unfair result. If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

4. Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable. Subject to adjustment as provided in Section 3(b), the aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted during any one calendar year to any one Participant shall not exceed 1,000,000 shares.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option,” as defined in Section 422 of the Code (an “Incentive Stock Option”), shall be granted only to employees of the Company and any other entity the employees of which are entitled to receive Incentive Stock Options under the Code. Subject to adjustment as provided in Section 3(b), in no event shall more than 1,000,000 shares of Common Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan. All Incentive Stock Options that are granted pursuant to the Plan shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option”.

c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify such exercise price in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the shares subject thereto at the time of grant, as determined by the Board.

d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person, or any other form of notice approved by the Board, together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. No shares shall be delivered pursuant to any exercise of an Option until the Company receives payment in full of the option exercise price in the manner provided in the applicable option agreement. Methods of payment may include any of the following or any combination thereof or any other form of lawful consideration: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

g. Prohibition of Repricing. The Board is prohibited from amending any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option without stockholder approval. The Board is also prohibited from cancelling any outstanding Option and grant in substitution therefor new Options covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option without stockholder approval.

h. No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

5. Stock Awards

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock for any lawful consideration (a “Stock Award”). The Board may, but need not, provide that such Stock Award shall be subject to forfeiture to the Company in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Stock Award. In the case of a Restricted Stock Award, any stock certificates issued in respect thereof shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon or with reference to the Common Stock or the trading price thereof and having such terms and conditions as the Board may determine, including, without limitation, the grant or sale of shares of stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units, which may be settled in cash or stock.

7. General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award shall be evidenced by an instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan. If a person to whom an Award has been granted fails to execute and deliver to the Company within the time specified by the Company the form of Award instrument specified by the Company, such Award shall be voidable by the Company at its election, with or without notice to such person.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. In connection with an Acquisition (as defined below), the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”)

shall as to outstanding Awards (on the same basis or on different bases as the Board shall specify) make appropriate provision for the continuation of such Awards by the Company or the assumption of, or substitution for, such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to, in lieu of, or in combination with the foregoing, with respect to unexercised Options or other unexercised Awards, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Participants, provide that one or more such Options or Awards (or the vested portion thereof) must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such unexercised Options or unexercised Awards (or the vested portion thereof) shall terminate in their entirety, and/or provide that one or more unexercised Options or unexercised Awards (or the vested portion thereof), in whole or in part, shall be terminated in their entirety in exchange for a cash payment equal to the fair market value (as determined by the Board in its sole discretion) for the shares subject to such unexercised Options or unexercised Awards (or the vested portion thereof) minus the exercise price thereof, if applicable. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights, vesting provisions or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii) Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other change of control or acquisition of the business of the Company, as determined by the Board.

(iii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or a Subsidiary or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained elsewhere herein. Substitute Options shall not count against the overall share limit set forth in Section 3(a), except as may be required by reason of Section 422 and related provisions of the Code.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable Award). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. The Board may impose such restrictions in connection therewith as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award under certain circumstances including, but not limited to, if the Board determines that the provisions of the Plan or any Award are in contravention of any law or regulation of any governmental entity or self-regulatory organization with jurisdiction over the Company, or would have material adverse effects on the taxation of the Company or the Participant. In connection therewith, the Board may substitute for any such Award another Award of the same or a different type, change the date of exercise or realization, convert an Incentive Stock Option to a Nonstatutory Stock Option or effect any other modification or amendment, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in ownership or control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to paragraph (e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

j. Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property.

k. Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

l. Loans. The Board may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the fair market value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Board may establish at the time of such loan or at any time thereafter.

m. Use for Settlement or Compensation. Awards may be made available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.

8. Miscellaneous

a. Definitions.

(i) “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Agenus Inc., as defined in Section 424(f) of the Code (a “Subsidiary” ), and any future parent corporation of Agenus Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee,” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)), shall include a person to whom an offer of employment has been extended by the Company.

b. No Right to Employment, Service on the Board or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, service on the Board or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effect on Other Benefit Plans. Unless specifically provided otherwise in an applicable Award, the amount of any compensation deemed to be received by a Participant as a result of the receipt or exercise of an Award will not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

e. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement. Without limiting the generality of the foregoing, the Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

f. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

g. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any required stockholder approval under any applicable legal, regulatory or listing requirement.

h. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

This Plan was originally approved by the Board of Directors on March 12, 2009.

This Plan was originally approved by the Stockholders on June 10, 2009.

Amendment No. 1 to this Plan was approved by the Board of Directors on March 15, 2012.

Amendment No. 1 to this Plan was approved by the Stockholders on June 13, 2012.

Amendment No. 2 to this Plan was approved by the Board of Directors on March 7, 2013.

Amendment No. 2 to this Plan was approved by the Stockholders on June 12, 2013.

APPENDIX C

THIRD AMENDMENT TO

AGENUS

2009 EQUITY INCENTIVE PLAN

The 2009 Equity Incentive Plan (as amended) of Agenus, Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 3(a) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 10,200,000 shares.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Approved by the Board of Directors – February 26, 2014

C-1

(FORM OF PROXY CARD)

AGENUS INC. 3 FORBES ROAD LEXINGTON, MASSACHUSETTS 02421

VOTE BY INTERNET

Before The Meeting – Go to www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records, and to create an electronic voting instruction form.

During The Meeting – Go to www.virtualshareholdermeeting.com/Agenus2014

You may attend the 2014 Annual Meeting of Stockholders through our virtual web conference and vote during the 2014 Annual Meeting of Stockholders. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Agenus Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on April 22, 2014.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors Nominees:	For	Withhold	Against

(01) Garo H. Armen, Ph.D.	☐	☐	☐

(02) Tom Dechaene	☐	☐	☐

(03) Shahzad Malik, M.D.	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to increase the number of shares of common stock authorized for issuance thereunder from 70,000,000 to 140,000,000.	☐	☐	☐

3. To approve an amendment to our 2009 Equity Incentive Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 6,200,000 to 10,200,000.	☐	☐	☐

4. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.	☐	☐	☐

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

AGENUS INC.

Annual Meeting of Stockholders

April 23, 2014 5:00 P.M.

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Agenus Inc. (the “Company”) hereby appoints Garo H. Armen, Ph.D. and Christine M. Klaskin, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 23, 2014, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND MAIL THIS PROXY TODAY.

Continued and to be signed on reverse side.